                                                                    EXHIBIT 99.3

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
General Growth Properties, Inc.

We have audited the accompanying consolidated balance sheets of General Growth Properties, Inc. (the "Company") as of December 31, 2003 and 2002, and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We did not audit the consolidated financial statements of GGP/Homart, Inc. and GGP/Homart II L.L.C., the Company's investments in which are accounted for by use of the equity method. The Company's equity of $150,170,000 and $197,737,000 in GGP/Homart, Inc.'s net assets as of December 31, 2003 and 2002, respectively, and $23,815,000, $23,418,000 and $21,822,000 in GGP/Homart, Inc.'s net income, respectively, for each of the three years in the period ended December 31, 2003 are included in the accompanying consolidated financial statements. The Company's equity of $259,363,000 and $190,597,000 in GGP/Homart II L.L.C.'s net assets as of December 31, 2003 and 2002, respectively, and of $33,448,000, $26,421,000 and $23,995,000 in GGP/Homart II L.L.C.'s net income, respectively, for each of the three years in the period ended December 31, 2003 are included in the accompanying consolidated financial statements. The consolidated financial statements of GGP/Homart, Inc. and GGP/Homart II L.L.C. were audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for such companies, is based solely on the reports of such other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits and the reports of the other auditors provide a reasonable basis for our opinion.

In our opinion, based on our audits and the reports of the other auditors, such consolidated financial statements present fairly, in all material respects, the financial position of General Growth Properties, Inc. at December 31, 2003 and 2002, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for derivative instruments and hedging activities in 2001 and as discussed in Note 13 to the consolidated financial statements, the Company changed its method of accounting for debt extinguishment costs in 2003.

Deloitte & Touche LLP

Chicago, Illinois

March 10, 2004
(December 13, 2004, as to Notes 2, 7, 14, 15, and 16)

                         GENERAL GROWTH PROPERTIES, INC.
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 2003 AND 2002
              (Dollars in thousands, except for per share amounts)

                                         ASSETS

                                                                                DECEMBER 31,
                                                                        ----------------------------
                                                                             2003           2002
                                                                        -------------    -----------
Investment in real estate:
  Land                                                                    $ 1,384,662    $ 1,128,990
  Buildings and equipment                                                   8,121,270      5,738,514
  Less accumulated depreciation                                            (1,100,840)      (798,431)
  Developments in progress                                                    168,521         90,492
                                                                        -------------    -----------
   Net property and equipment                                               8,573,613      6,159,565
  Investment in and loans from Unconsolidated Real Estate Affiliates          630,613        766,519
                                                                        -------------    -----------
   Net investment in real estate                                            9,204,226      6,926,084
Cash and cash equivalents                                                      10,677         53,640
Marketable securities                                                               -            476
Tenant accounts receivable, net                                               148,485        126,587
Deferred expenses, net                                                        140,701        108,694
Prepaid expenses and other assets                                              78,808         65,341
                                                                        -------------    -----------
                                                                        $   9,582,897    $ 7,280,822
                                                                        =============    ===========

                 LIABILITIES AND STOCKHOLDERS' EQUITY

Mortgage notes and other debt payable                                   $   6,649,490    $ 4,592,311
Distributions payable                                                           6,828         71,389
Network discontinuance reserve                                                  4,071          4,123
Accounts payable and accrued expenses                                         348,275        233,027
                                                                        -------------    -----------
                                                                            7,008,664      4,900,850
Minority interests:
  Preferred                                                                   495,211        468,201
  Common                                                                      408,613        377,746
                                                                        -------------    -----------
                                                                              903,824        845,947

Commitments and contingencies                                                       -              -

Preferred Stock: $100 par value; 5,000,000 shares authorized;                       -        337,500
  345,000 designated as PIERS (Note 1) which were redeemed in 2003 but were convertible and carried a $1,000 per share liquidation value of which 337,500 were issued and outstanding at December 31, 2002

Stockholders' Equity:
 Common stock: $.01 par value; 875,000,000 shares authorized;
   217,293,976 and 187,191,255 shares issued and outstanding
   as of December 31, 2003 and 2002, respectively                               2,173          1,872
 Additional paid-in capital                                                 1,913,447      1,549,642
 Retained earnings (accumulated deficit)                                     (220,512)      (315,844)
 Notes receivable-common stock purchase                                        (6,475)        (7,772)
 Unearned compensation-restricted stock                                        (1,949)        (2,248)
 Accumulated other comprehensive income (loss)                                (16,275)       (29,125)
                                                                        -------------    -----------
  Total stockholders' equity                                                1,670,409      1,196,525
                                                                        -------------    -----------
                                                                        $   9,582,897    $ 7,280,822
                                                                        =============    ===========

The accompanying notes are an integral part of these consolidated financial statements.

                         GENERAL GROWTH PROPERTIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                            AND COMPREHENSIVE INCOME
              (Dollars in thousands, except for per share amounts)

                                                                  YEARS ENDED DECEMBER 31,
                                                              2003          2002         2001
                                                           -----------    ---------    ---------
Revenues:
  Minimum rents                                            $   775,320    $ 581,551    $ 466,678
  Tenant recoveries                                            332,137      254,999      218,700
  Overage rents                                                 34,928       28,044       22,746
  Management and other fees                                     84,138       75,479       66,764
  Other                                                         36,268       33,367       24,477
                                                           -----------    ---------    ---------
   Total revenues                                            1,262,791      973,440      799,365
Expenses:
  Real estate taxes                                             88,276       60,726       51,057
  Repairs and maintenance                                       81,433       62,449       53,922
  Marketing                                                     35,797       28,681       27,490
  Other property operating costs                               153,370      107,726       84,941
  Provision for doubtful accounts                                7,041        3,828        3,322
  Property management and other costs                          109,844       94,795       66,987
  General and administrative                                     8,533        8,720        6,006
  Depreciation and amortization                                230,195      179,036      144,863
  Network discontinuance costs                                       -            -       66,000
                                                           -----------    ---------    ---------
   Total expenses                                              714,489      545,961      504,588
                                                           -----------    ---------    ---------
Operating income                                               548,302      427,479      294,777

Interest income                                                  2,308        3,689        4,655
Interest expense                                              (278,543)    (219,029)    (225,057)
Income allocated to minority interests                        (110,984)     (86,213)     (40,288)
Equity in net income of unconsolidated affiliates               94,480       80,825       60,195
                                                           -----------    ---------    ---------
Income from continuing operations                              255,563      206,751       94,282
Discontinued operations, net of minority interest:
  Income from operations                                         4,128        2,488        1,362
  Gain on disposition                                            3,720           19            -
                                                           -----------    ---------    ---------
Income from discontinued operations, net                         7,848        2,507        1,362
                                                           -----------    ---------    ---------
Income before cumulative effect of accounting change           263,411      209,258       95,644
Cumulative effect of accounting change                               -            -       (3,334)
                                                           -----------    ---------    ---------
Net income                                                 $   263,411    $ 209,258    $  92,310
                                                           -----------    ---------    ---------
Convertible preferred stock dividends                          (13,030)     (24,467)     (24,467)
                                                           -----------    ---------    ---------
Net income available to common stockholders                $   250,381    $ 184,791    $  67,843
                                                           ===========    =========    =========
Basic earnings per share:
  Continuing operations                                    $      1.21    $    0.98    $    0.44
  Discontinued operations                                         0.04         0.01         0.01
  Loss from cumulative effect of accounting change                   -            -        (0.02)
                                                           -----------    ---------    ---------
   Total basic earnings per share                          $      1.25    $    0.99    $    0.43
                                                           ===========    =========    =========

  Diluted earnings per share:
  Continuing operations                                    $      1.19    $    0.97    $    0.44
  Discontinued operations                                         0.03         0.01         0.01
  Loss from cumulative effect of accounting change                   -            -        (0.02)
                                                           -----------    ---------    ---------
   Total basic earnings per share                          $      1.22    $    0.98    $    0.43
                                                           ===========    =========    =========

Net income                                                 $   263,411    $ 209,258    $  92,310
Other comprehensive income, net of minority interest:
  Net unrealized gains (losses) on financial instruments        12,542      (30,774)       2,389
  Minimum pension liability adjustment                             308         (740)           -
  Equity in unrealized gains on available-for-sale
   securities of unconsolidated affiliate                            -          169        1,368
                                                           -----------    ---------    ---------
Comprehensive income, net                                  $   276,261    $ 177,913    $  96,067
                                                           ===========    =========    =========

The accompanying notes are an integral part of these consolidated financial statements.

                                                                                                 UNEARNED    OTHER
                                                                                                COMPENSA-   COMPRE-     TOTAL
                                                           ADDITIONAL    RETAINED   EMPLOYEE       TION     HENSIVE     STOCK-
                                      COMMON STOCK          PAID-IN      EARNINGS    STOCK      RESTRICTED   GAINS/    HOLDERS'
                                         SHARES    AMOUNT   CAPITAL      (DEFICIT)   LOANS        STOCK    (LOSSES)     EQUITY
                                      ------------ ------  ----------   ---------   --------    ---------  --------   ---------
Balance, December 31, 2000             156,843,777 $1,568  $1,213,921   $(266,085)  $ (9,449)   $       -  $ (1,537) $  938,418

Net income                                                                 92,310                                        92,310
Cash distributions declared
  ($0.80 per share)                                                      (130,107)                                     (130,107)
Convertible Preferred Stock dividends                                     (24,467)                                      (24,467)
Conversion of operating partnership
  units to common stock                     63,636      1         576                                                       577
Issuance of Common Stock, net of
  employee stock option loans           28,864,383    289     358,497                (10,441)                           348,345
Other comprehensive gains                                                                                     3,757       3,757
Adjustment for minority interest
  in operating partnership                                    (45,447)                                                  (45,447)
                                       ----------- ------  ----------   ---------   --------    --------   --------  ----------
Balance, December 31, 2001             185,771,796 $1,858  $1,527,547   $(328,349)  $(19,890)   $      -   $  2,220   1,183,386
                                       ----------- ------  ----------   ---------   --------    --------   --------  ----------

Net income                                                                209,258                                       209,258
Cash distributions declared
  ($0.92 per share)                                                      (170,614)                                     (170,614)
Convertible Preferred Stock dividends                                     (24,467)                                      (24,467)
Conversion of operating partnership
  units to common stock                     48,738      -         636                                                       636
Issuance of Common Stock, net of
  employee stock option loans            1,370,721     14      19,344                 12,118                             31,476
Issuance costs, preferred units                                            (1,672)                                       (1,672)
Restricted stock grant, net of
  compensation expense                                                                             (2,248)               (2,248)
Other comprehensive losses                                                                                 (31,345)     (31,345)
Adjustment for minority interest
  in operating partnership                                      2,115                                                     2,115

----------

continued on next page

                                                                                                    UNEARNED     OTHER
                                                                                                   COMPENSA-    COMPRE-     TOTAL
                                                            ADDITIONAL     RETAINED   EMPLOYEE        TION      HENSIVE    STOCK-
                                      COMMON STOCK            PAID-IN      EARNINGS    STOCK       RESTRICTED    GAINS/    HOLDERS'
                                         SHARES     AMOUNT    CAPITAL     (DEFICIT)    LOANS         STOCK     (LOSSES)    EQUITY
                                         ------     ------    -------     ---------    -----         -----     --------    ------
Balance, December 31, 2002             187,191,255  $ 1,872 $ 1,549,642   $(315,844) $ (7,772)    $   (2,248)  $(29,125) $1,196,525
                                      ------------  ------- -----------   ---------  --------     -----------  --------  ----------
Net income                                                                  263,411                                         263,411
Cash distributions declared
  ($0.78 per share)                                                        (155,049)                                       (155,049)
Convertible Preferred Stock dividends                                       (13,030)                                        (13,030)
PIERS redemption and conversion, net    25,503,543      255     337,837                                                     338,092
Conversion of operating partnership
  units to common stock                  2,956,491       30      22,134                                                      22,164
Issuance of Common Stock, net of
  employee stock option
  loans/repayments                       1,642,687       16      30,108                 1,297                                31,421
Restricted stock grant, net of
  compensation expense                                                                                   299                    299
Other comprehensive gains                                                                                        12,850      12,850
Adjustment for minority interest
  in operating partnership                                      (26,274)                                                    (26,274)
                                      ------------  ------- -----------   ---------  --------     ----------   --------  ----------
Balance, December 31, 2003             217,293,976  $ 2,173 $ 1,913,447   $(220,512) $ (6,475)    $   (1,949)  $(16,275) $1,670,409
                                      ============  ======= ===========   =========  ========     ==========   ========  ==========

The accompanying notes are an integral part of these consolidated financial statements.

                                                                               2003            2002          2001
                                                                               ----            ----          ----
Cash flows from operating activities:
 Net Income                                                                 $   263,411    $   209,258    $    92,310
Adjustments to reconcile net income to net cash
provided by (used in) operating activities:
 Minority interests, including income from discontinued operations              113,289         87,003         40,792
 Cumulative effect of accounting change                                               -              -          3,334
 Equity in income of unconsolidated affiliates                                  (94,480)       (80,825)       (60,195)
 Provision for doubtful accounts                                                  7,009          3,859          3,322
 Distributions received from unconsolidated affiliates                           91,613         80,177         59,403
 Depreciation                                                                   205,385        172,593        128,334
 Amortization                                                                    34,849         12,045         16,529
 Gains on disposition, net                                                       (4,831)           (25)             -
Net Changes:
 Tenant accounts receivable                                                     (29,304)       (33,004)        15,890
 Prepaid expenses and other assets                                                8,298         (5,926)          (821)
 Deferred expenses                                                              (51,435)       (20,785)       (14,929)
 Network discontinuance reserve                                                     (52)        (1,038)         5,161
 Accounts payable and accrued expenses                                           34,735         37,163        (82,005)
                                                                            -----------    -----------    -----------
  Net cash provided by (used in) operating activities                           578,487        460,495        207,125
                                                                            -----------    -----------    -----------

Cash flows from investing activities:
 Acquisition/development of real estate and improvements
  and additions to properties                                                (1,732,358)    (1,006,368)      (338,236)
 Network and Broadband System additions                                               -              -        (47,037)
 Proceeds from sale of investment property                                       14,978              -              -
 Increase in investments in unconsolidated affiliates                           (26,418)      (165,581)       (23,229)
 Distributions received from unconsolidated affiliates in excess of income       90,925         50,276        101,243
 Proceeds from repayment of notes receivable for common stock purchases           1,297         16,361              -
 Loans (repayments) from unconsolidated affiliates, net                         (94,355)         1,274         94,996
 Net decrease in holdings of investments in marketable securities                   476        154,627       (155,103)
                                                                            -----------    -----------    -----------
  Net cash provided by (used in) investing activities                        (1,745,455)      (949,411)      (367,366)
                                                                            -----------    -----------    -----------

Cash flows from financing activities:
 Cash distributions paid to common stockholders                                (199,986)      (165,942)      (117,585)
 Cash distributions paid to holders of Common Units                             (59,815)       (52,334)       (43,854)
 Cash distributions paid to holders of Preferred Units                          (40,257)       (25,014)       (15,663)
 Payment of dividends on PIERS                                                  (19,145)       (24,467)       (24,467)
 Proceeds from sale of common stock, net of issuance costs                       31,308         12,867        348,346
 Proceeds from issuance of Preferred Units                                            -         63,326              -
 Proceeds from issuance of mortgage notes and other debt payable              3,140,750        792,344      2,137,667
 Principal payments on mortgage notes and other debt payable                 (1,715,752)      (218,449)    (1,983,586)
 Increase in deferred expenses                                                  (13,098)          (530)        (7,091)
                                                                            -----------    -----------    -----------
  Net cash provided by (used in) financing activities                         1,124,005        381,801        293,767
                                                                            -----------    -----------    -----------

Net change in cash and cash equivalents                                         (42,963)      (107,115)       133,526
Cash and cash equivalents at beginning of period                                 53,640        160,755         27,229
                                                                            -----------    -----------    -----------
Cash and cash equivalents at end of period                                  $    10,677    $    53,640    $   160,755
                                                                            ===========    ===========    ===========

Supplemental disclosure of cash flow information:

 Interest paid                                                              $   258,395    $   224,573    $   211,319
                                                                            ===========    ===========    ===========
 Interest capitalized                                                       $     5,679    $     5,195    $    16,272
                                                                            ===========    ===========    ===========

Non-cash investing and financing activities:
 Common stock issued in exchange for PIERS                                  $   337,483    $         -    $         -
 Common stock issued in exchange for Operating Partnership Units                 22,134            636            577
 Assumption of debt in conjunction with acquisition of property                 552,174        812,293          8,207
 Notes receivable issued for exercised stock options                                  -          4,243         10,441
 Operating Partnership Units and common stock issued as consideration
  for purchase of real estate                                                    26,637         41,131              -
 Distributions payable                                                            6,828         71,389         62,368
 Acquisition of GGMI                                                                  -              -         66,079

The accompanying notes are an integral part of these consolidated financial statements.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

NOTE 1 ORGANIZATION

GENERAL

General Growth Properties, Inc., a Delaware corporation ("General Growth"), was formed in 1986 to own and operate regional mall shopping centers. The Company conducts substantially all of its business through GGP Limited Partnership (the "Operating Partnership" or "GGPLP") which is majority owned by General Growth and which was formed in 1993 in conjunction with General Growth's initial public offering of its common stock ("Common Stock") to succeed to substantially all of the interests in regional mall general partnerships owned and controlled by the Company and its original stockholders. All references to the "Company" in these notes to Consolidated Financial Statements include General Growth and those entities owned or controlled by General Growth (including the Operating Partnership and the LLC as described below), unless the context indicates otherwise. In addition, the Company completed a three-for-one split of its Common Stock (effective December 5, 2003), as described below. In the accompanying consolidated financial statements, unless otherwise noted, all previous applicable share or per share disclosure amounts have been reflected on a post-split basis.

On January 1, 2001, the Operating Partnership acquired for nominal cash consideration 100% of the common stock of General Growth Management, Inc. ("GGMI"). GGMI has continued to manage, lease, and perform various other services for the Unconsolidated Real Estate Affiliates (as defined below) and other properties owned by unaffiliated third parties. During 2001, the Company elected that GGMI be treated as a taxable REIT subsidiary (a "TRS") as permitted under the Tax Relief Extension Act of 1999.

During December 2001, General Growth completed a public offering of 27,600,000 shares of Common Stock (the "2001 Offering"). General Growth received net proceeds of approximately $345,000 which was used to reduce outstanding indebtedness and increase working capital.

General Growth has reserved for issuance up to 3,000,000 shares of Common Stock for issuance under the Dividend Reinvestment and Stock Purchase Plan ("DRSP"). The DRSP allows, in general, participants in the plan to make purchases of Common Stock from dividends received or additional cash investments. Although the purchase price of the Common Stock is determined by the current market price, the purchases will be made without fees or commissions. General Growth has and will satisfy DRSP Common Stock purchase needs through the issuance of new shares of Common Stock or by repurchases of currently outstanding Common Stock. As of December 31, 2003, an aggregate of 377,528 shares of Common Stock have been issued under the DRSP.

On October 1, 2003, the Company's Board of Directors approved a proposed amendment to the Company's Charter to effectuate a three-for-one split of the Common Stock, increase the number of authorized shares of Common Stock from 210 million to 875 million shares and change the par value of the Common Stock from $.10 to $.01 per share. The Charter amendment was approved by the shareholders at a special shareholder meeting held on November 20, 2003. The record date for the stock split was November 20, 2003 with a distribution date of December 5, 2003. When the change in par value became effective, it resulted in an approximate $5 million reclassification of common stock-par value to additional paid-in capital. In addition, the Operating Partnership currently has common units of limited partnership interest ("Units") outstanding that may be exchanged by their holders, under certain circumstances, for shares of Common Stock on a one-for-one basis as described below in Note 2-Minority Interest Common. These common units were also split on a three-for-one basis so that they continue to be exchangeable on a one-for-one basis into shares of Common Stock. In the accompanying consolidated financial statements, all previous applicable Unit and per Unit disclosure amounts have been reflected on a post-split basis.

PREFERRED STOCK

General Growth had issued 13,500,000 Depositary Shares, each representing 1/40 of a share of 7.25% Preferred Income Equity Redeemable Stock, Series A ("PIERS"), or a total of 337,500 PIERS. During May 2003, General Growth called all of its outstanding PIERS and Depositary Shares for redemption on July 15, 2003. The Depositary Shares (and the related PIERS) were converted at the rate of 1.8891 shares of Common Stock per Depositary Share and therefore, a

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

total of 12,540,186 shares of Common Stock were issued on July 15, 2003 as a result of this redemption and approximately $17 was paid in cash to redeem fractional shares of PIERS held.

In order to enable General Growth to comply with its obligations with respect to the PIERS, General Growth had owned preferred units of limited partnership interest in the Operating Partnership (the "Preferred Units") which had rights, preferences and other privileges, including distribution, liquidation, conversion and redemption rights, that mirrored those of the PIERS. Accordingly, the Operating Partnership was required to make all required distributions on the Preferred Units prior to any distribution of cash or assets to the holders of the Units. The Depositary Shares had been convertible at any time, at the option of the holder, into shares of Common Stock at the rate of 1.8891 shares of Common Stock per Depositary Share. Although no Depositary Shares had been converted at December 31, 2002, through July 14, 2003, holders of approximately 6,861,800 Depositary Shares had voluntarily elected to convert such Depositary Shares, and such Depositary Shares were converted to, 12,963,357 shares of Common Stock. The PIERS and the Depositary Shares had been subject to mandatory redemption by General Growth on July 15, 2008 at a price of $1,000 per PIERS, plus accrued and unpaid dividends, if any, to the redemption date. Accordingly, the PIERS were reflected in the accompanying consolidated financial statements at such liquidation or redemption value.

During 2002 and 2003, other classes of preferred stock of General Growth were created to permit the future conversion of certain equity interests assumed by the Company in conjunction with the JP Realty acquisition or created in conjunction with other acquisitions (Note 3) into General Growth equity interests. As no such preferred stock has been issued and, for certain classes of such preferred stock the conditions to allow such a conversion have not yet occurred, such additional classes of preferred stock have not been presented in the accompanying consolidated balance sheets for December 31, 2003 and 2002.

SHAREHOLDER RIGHTS PLAN

General Growth has a shareholder rights plan pursuant to which one preferred share purchase right (a "Right") is attached to each currently outstanding or subsequently issued share of Common Stock. Prior to becoming exercisable, the Rights trade together with the Common Stock. In general, the Rights will become exercisable if a person or group acquires or announces a tender or exchange offer for 15% or more of the Common Stock. Each Right will initially entitle the holder to purchase from General Growth one third of one-thousandth of a share of Series A junior Participating Preferred Stock, par value $100 per share (the "Preferred Stock"), at an exercise price of $148 per one one-thousandth of a share, subject to adjustment. In the event that a person or group acquires 15% or more of the Common Stock, each Right will entitle the holder (other than the acquirer) to purchase shares of Common Stock (or, in certain circumstances, cash or other securities) having a market value of twice the exercise price of a Right at such time. Under certain circumstances, each Right will entitle the holder (other than the acquirer) to purchase Common Stock of the acquirer having a market value of twice the exercise price of a Right at such time. In addition, under certain circumstances, the Board of Directors of General Growth may exchange each Right (other than those held by the acquirer) for one share of Common Stock, subject to adjustment. If the Rights become exercisable, holders of common units of partnership interest in the Operating Partnership, other than General Growth, will receive the number of Rights they would have received if their units had been redeemed and the purchase price paid in Common Stock. The Rights expire on November 18, 2008, unless earlier redeemed by the General Growth Board of Directors for one third of $0.01 per Right or such expiration date is extended.

OPERATING PARTNERSHIP

As of December 31, 2003, the Company either directly or through the Operating Partnership and subsidiaries owned 120 operating retail properties (regional malls and community centers), collectively, the "Consolidated Centers" as well as 100% of General Growth Management, Inc. ("GGMI") and other miscellaneous mixed-use commercial business properties and potential development sites.

As of December 31, 2003, the Company holds ownership interests in the following joint ventures, collectively, the "Unconsolidated Real Estate Affiliates", as described in Note 4:

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

                                                           NUMBER OF
                                                         REGIONAL MALL               COMPANY OWNERSHIP
                                                           SHOPPING                    STRUCTURE AND
         LEGAL NAME                   VENTURE NAME         CENTERS                       PERCENTAGE
---------------------------------------------------------------------------------------------------------------
GGP/Homart, Inc.                     GGP/Homart               22*              50% common stock

GGP/Homart II L.L.C.                 GGP/Homart II            10               50% LLC membership interest

GGP-TRS L.L.C.                       GGP/Teachers              5               50% LLC membership interest

GGP Ivanhoe, Inc.                    GGP Ivanhoe               2               51% common stock

GGP Ivanhoe IV, Inc.                 GGP Ivanhoe IV            1               51% common stock

Dayjay Associates                    Quail Springs             1               50% general partnership interest

Town East Mall Partnership           Town East                 1               50% general partnership interest

Westlake Retail Associates, Ltd.     Circle T                  1               50% general partnership interest

*Including 3 regional mall shopping centers owned jointly with venture partners.

For the purposes of this report, the 43 regional mall shopping centers listed above are collectively referred to as the "Unconsolidated Centers" and, together with the Consolidated Centers, comprise the "Company Portfolio".

During May 2000, the Operating Partnership formed GGPLP L.L.C., a Delaware limited liability company (the "LLC"), by contributing its interest in a portfolio of 44 Consolidated Centers to the LLC in exchange for all of the common units of membership interest in the LLC. As of December 31, 2003, the LLC, due to subsequent acquisitions by the Company, owns 104 of the Consolidated Centers. A total of 940,000 redeemable preferred units of membership interest in the LLC (the "RPUs") have been issued by the LLC. Holders of the RPUs are entitled to receive cumulative preferential cash distributions per RPU at a per annum rate of 8.95% of the $250 liquidation preference thereof (or $5.59375 per quarter) prior to any distributions by the LLC to the Operating Partnership. Subject to certain limitations, the RPUs may be redeemed in cash by the LLC for the liquidation preference amount plus accrued and unpaid distributions and may be exchanged by the holders of the RPUs for an equivalent amount of redeemable preferred stock of General Growth. Such preferred stock provides for an equivalent 8.95% annual preferred distribution and is redeemable at the option of General Growth for cash equal to the liquidation preference amount plus accrued and unpaid distributions. The RPUs outstanding at December 31, 2003 and December 31, 2002 have been reflected in the accompanying consolidated financial statements as a component of minority interest-preferred as detailed in Note 2.

In addition, 20,000 8.25% cumulative preferred units (the "CPUs") have been issued by the LLC. The holders of these CPUs are entitled to receive cumulative preferential cash distributions per CPU at a per annum rate of 8.25% of the $250 liquidation preference thereof (or $5.15625 per quarter), prior to any distributions by the LLC to the Operating Partnership also as detailed in Note 2.

As of December 31, 2003, General Growth owned an approximate 80% general partnership interest in the Operating Partnership. The remaining approximate 20% minority interest in the Operating Partnership is held by limited partners that include trusts for the benefit of the families of the original stockholders who initially owned and controlled the Company and subsequent contributors of properties to the Company. These minority interests are represented by common units of limited partnership interest in the Operating Partnership (the "Units"). In addition, holders of certain preferred units of limited partnership (see Minority Interest-Preferred, Note 2) in the Operating Partnership have rights to convert such holdings to Units. Under certain circumstances, the Units can be redeemed at the option of the holders for cash or, at General Growth's election, for shares of Common Stock on a one-for-one basis. The holders of the Units also share equally with General Growth's common stockholders on a per share basis in any

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

distributions by the Operating Partnership on the basis that one Unit is equivalent to one share of Common Stock.

BUSINESS SEGMENT INFORMATION

The Financial Accounting Standards Board (the "FASB") has issued Statement No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("Statement 131") which requires disclosure of certain operating and financial data with respect to separate business activities within an enterprise. The primary business of General Growth and its consolidated affiliates is the owning and operation of shopping centers. General Growth evaluates operating results and allocates resources on a property-by-property basis. General Growth does not distinguish or group its consolidated operations on a geographic basis. Accordingly, General Growth has concluded it currently has a single reportable segment for Statement 131 purposes. Further, all material operations are within the United States and no customer or tenant comprises more than 10% of consolidated revenues.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The accompanying consolidated financial statements include the accounts of the Company including the Consolidated Centers, GGMI and the unconsolidated investments in GGP/Homart, GGP/Homart II, GGP/Teachers, GGP Ivanhoe, GGP Ivanhoe III, GGP Ivanhoe IV, Circle T, Quail Springs, and Town East. Included in the consolidated financial statements are four joint ventures, acquired in the JP Realty acquisition (Note 3), which are partnerships with non-controlling independent joint venture partners. Income allocated to minority interests includes the share of such properties' operations (computed as the respective joint venture partner ownership percentage) applicable to such non-controlling venture partners. All significant intercompany balances and transactions have been eliminated.

REVENUE RECOGNITION

Minimum rent revenues are recognized on a straight-line basis over the terms of the related leases. As of December 31, 2003, approximately $77,397 has been recognized as straight-line rents receivable (representing the current net cumulative rents recognized prior to when billed and collectible as provided by the terms of the leases), all of which is included in tenant accounts receivable, net in the accompanying consolidated financial statements. Also included in consolidated minimum rents in 2003 is approximately $16,551 of accretion related to above and below-market leases at properties acquired as provided by FASB Statements No. 141, "Business Combinations", ("SFAS 141") and No. 142, "Goodwill and Intangible Assets", ("SFAS 142"). Overage rents are recognized on an accrual basis once tenant sales revenues exceed contractual tenant lease thresholds. Recoveries from tenants computed as a formula related to taxes, insurance and other shopping center operating expenses are recognized as revenues in the period the applicable costs are incurred. Amounts collected from tenants to allow the termination of their leases prior to their scheduled termination dates, approximately $9,694, $8,303 and $7,500 in 2003, 2002 and 2001, respectively, have been included in minimum rents. Fee income primarily represents GGMI management and leasing fees, financing fees and fees for other ancillary services performed by the Company for the benefit of its Unconsolidated Real Estate Affiliates and certain properties managed for independent third-party investors. For the years ended December 31, 2003, 2002 and 2001, GGMI has recognized $62,960, $52,646 and $45,079, respectively, in fees from the Unconsolidated Real Estate Affiliates. Management and leasing fees of GGMI are recognized as services are rendered.

The Company provides an allowance for doubtful accounts against the portion of accounts receivable, including straight-line rents, which is estimated to be uncollectible. Such allowances are reviewed periodically based upon the recovery experience of the Company. With respect to straight-line rents, the Company evaluates the probability of collection of the portion of future rent to be recognized presently under a straight-line methodology. This analysis considers the long-term nature of the Company's leases, as a certain portion of the deferred rent currently recognizable will not be billed to the tenant until many years into the future. The Company's experience relative to unbilled deferred rent receivable is that a certain portion of the amounts straight-lined into revenue are never collected from (or billed to) the tenant due to early lease terminations. For that portion of the otherwise recognizable deferred rent that is not deemed to be probable of collection, no revenue is recognized. Accounts receivable in the accompanying consolidated

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

balance sheets are shown net of an allowance for doubtful accounts of $12,940 and $7,817 as of December 31, 2003 and 2002, respectively.

CASH AND CASH EQUIVALENTS

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The cash and cash equivalents of the Company are held at two financial institutions.

DEFERRED EXPENSES

Deferred expenses consist principally of financing fees which are amortized over the terms of the respective agreements and leasing costs and commissions which are amortized over the average life of the tenant leases. Deferred expenses in the accompanying consolidated balance sheets are shown at cost, net of accumulated amortization of $94,525 and $73,546 as of December 31, 2003 and 2002, respectively.

FINANCIAL INSTRUMENTS

Statement No. 107, "Disclosure about the Fair Value of Financial Instruments", ("SFAS 107"), issued by the FASB, requires the disclosure of the fair value of the Company's financial instruments for which it is practicable to estimate that value. SFAS 107 does not apply to all balance sheet items and the Company has utilized market information as available or present value techniques to estimate the amounts required to be disclosed. Since such amounts are estimates, there can be no assurance that the disclosed value of any financial instrument could be realized by immediate settlement of the instrument. The Company considers the carrying value of its cash and cash equivalents to approximate the fair value due to the short maturity of these investments. Based on borrowing rates available to the Company at the end of 2003 and 2002 for mortgage loans with similar terms and maturities, the fair value of the mortgage notes and other debts payable approximates the carrying value at December 31, 2003 and 2002. In addition, the Company estimates that the fair value of its interest rate cap and swap agreements (Note 5) related to consolidated debt at December 31, 2003 and 2002 is approximately $(15,546) and $(28,292), respectively.

The Company held approximately $155,100 of marketable securities (bearing interest at a weighted average variable annual rate of 2.9% at December 31, 2001 and having a weighted average maturity of approximately 3.63 years). Such securities, which were subsequently sold in May 2002 to finance certain acquisitions (Note 3), represented a portion of the commercial mortgage pass-through certificates issued in December 2001 as more fully described in
Note 5. At December 31, 2002, the Company held approximately $476 of common stock of certain former tenants who had settled their previous obligations by transferring such common stock to the Company. These equity securities had been reflected at their respective market values and were sold in February 2003 at prices approximating such assigned values. In addition at December 31, 2003, the Company has certain derivative financial instruments as described below and in
Note 5.

The Company's only hedging activities are the cash flow hedges represented by its interest rate cap and swap agreements relating to its commercial mortgage-backed securities (Note 5). These agreements either place a limit on the effective rate of interest the Company will bear on such variable rate obligations or fix the effective interest rate on such obligations to a certain rate. The Company has concluded that these agreements are highly effective in achieving its objective of eliminating its exposure to variability in cash flows relating to these variable rate obligations in any interest rate environment for loans subject to swap agreements and for loans with related cap agreements, when LIBOR rates exceed the strike rates of the agreements. The Company values the interest rate cap and swap agreements as of the end of each reporting period. Interest rates have declined since these agreements were obtained. The Company recorded at January 1, 2001 a loss to earnings of $3,334 as a cumulative-effect type transition adjustment to recognize at fair value the time-value portion of all the interest rate cap agreements that were previously designated as part of a hedging relationship. Included in the $3,334 loss is $704 related to interest rate cap agreements held by Unconsolidated Real Estate Affiliates. The Company also recorded $112 to other comprehensive income at January 1, 2001 to reflect the then fair value of the intrinsic portion of the interest rate cap agreements. Subsequent changes in the fair value of these agreements and additional cap agreements subsequently entered into have been reflected in

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

current earnings and accumulated other comprehensive income. During 2003, 2002 and 2001, the Company recorded approximately $12,542, ($30,774) and $2,389, respectively, of net additional other comprehensive income (loss) to reflect changes in the fair value of its interest rate cap and swap agreements.

In conjunction with the GGP MPTC financing (as defined and described in Note 5), all of the debt hedged by the Company's then existing interest rate cap agreements was refinanced. As the related fair values of the previous cap agreements were nominal on the refinancing date, these cap agreements were not terminated and any subsequent changes in the fair value of these cap agreements were reflected in interest expense. Further, certain caps were purchased and sold in conjunction with GGP MPTC financing. These purchased and sold caps do not qualify for hedge accounting and changes in the fair values of these agreements are reflected in interest expense. Finally, certain interest rate swap agreements were entered into to partially fix the interest rates on a portion of the GGP MPTC financing. These swap agreements have been designated as cash flow hedges on $500,000 of the Company's consolidated variable rate debt (see also Note 5).

ACQUISITIONS

Acquisitions of properties are accounted for utilizing the purchase method and, accordingly, the results of operations are included in the Company's results of operations from the respective dates of acquisition. The Company has used estimates of future cash flows and other valuation techniques to allocate the purchase price of acquired property between land, buildings and improvements, equipment and other identifiable debit and credit intangibles such as amounts related to in-place at-market leases, acquired above and below-market leases and tenant relationships. The Company has estimated the fair value of acquired in-place at-market leases as the costs the Company would have incurred to lease the property to the occupancy level of the property at the date of acquisition. Such estimate includes the fair value of leasing commissions, legal costs and tenant coordination costs that would be incurred to lease the property to this occupancy level. Additionally, the Company evaluates the time period over which such occupancy level would be achieved and includes an estimate of the net operating costs (primarily real estate taxes, insurance and utilities) incurred during the lease-up period, which generally ranges up to one year. Above-market and below-market in-place lease values for owned properties are recorded based on the present value (using an interest rate which reflects the risks associated with the leases acquired) of the difference between (i) the contractual amounts to be paid pursuant to the in-place leases and (ii) the Company's estimate of fair market lease rates for the corresponding in-place leases, measured over a period equal to the remaining non-cancelable term of the lease. The capitalized above- and below-market lease values are amortized as adjustments to rental income over the remaining non-cancelable terms of the respective leases.

This allocation has resulted in the recognition upon acquisition of additional consolidated intangible assets (acquired above-market and in-place leases) and deferred credits (acquired below-market leases) relating to the Company's 2003 real estate purchases of approximately $35,144 and $54,058, respectively. These intangible assets and liabilities, and similar assets and liabilities from the Company's 2002 acquisitions including those by the Unconsolidated Real Estate Affiliates, are being amortized over the terms of the acquired leases. As a result, the Company reported additional amortization expense of approximately $2,763 and additional amortization expense from its Unconsolidated Real Estate Affiliates of approximately $1,093. Due to existing contacts and relationships with tenants at its currently owned properties and at properties currently managed for others, no significant value has been ascribed to the tenant relationships which exist at the properties acquired.

PROPERTIES

Real estate assets are stated at cost. For redevelopment of existing operating properties, the net book value of the existing property under redevelopment plus the cost for the construction and improvements incurred in connection with the redevelopment are capitalized to the extent the capitalized costs of the property do not exceed the estimated fair value of the redeveloped property when complete. Real estate taxes incurred during construction periods are capitalized and amortized on the same basis as the related assets. Interest costs are capitalized during periods of active construction for qualified expenditures based upon interest rates in place during the construction period until construction is substantially complete. Capitalized interest costs are

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

amortized over the lives consistent with the constructed assets.

Pre-acquisition costs, which generally include legal and professional fees and other third-party costs related directly to the acquisition of the property, are capitalized as part of the acquired property. In the event an acquisition is no longer deemed to be probable, the costs previously capitalized are written off as a component of operating expenses. The real estate assets of the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. A real estate asset is considered to be impaired when the estimated future undiscounted operating cash flow is less than its carrying value. To the extent an impairment has occurred, the excess of carrying value of the asset over its estimated fair value will be charged to operations. Depreciation or amortization expense is computed using the straight-line method based upon the following estimated useful lives:

                                                     YEARS
                                                     -----
Buildings and improvements                           40-45
Equipment, tenant improvements and fixtures           5-10
Purchased intangibles                                 5-15

Construction allowances paid to tenants are capitalized and depreciated over the average lease term. Maintenance and repairs are charged to expense when incurred. Expenditures for significant betterments and improvements are capitalized.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE AFFILIATES

The Company accounts for its investments in Unconsolidated Real Estate Affiliates using the equity method whereby the cost of an investment is adjusted for the Company's share of equity in earnings of such Unconsolidated Real Estate Affiliates from the date of acquisition and reduced by distributions received. Generally, the operating agreements with respect to these Unconsolidated Real Estate Affiliates (Note 4) provide that elements of assets, liabilities and funding obligations are shared in accordance with the Company's ownership percentages (50% or 51% depending on the affiliate). Therefore, the Company generally shares in the profit and losses, cash flows and other matters relating to its Unconsolidated Real Estate Affiliates in accordance with its respective ownership percentages. In addition, the differences between the Company's carrying value of its investment in the Unconsolidated Real Estate Affiliates and the Company's share of the underlying equity of such Unconsolidated Real Estate Affiliates (approximately $49,044 and $53,103 at December 31, 2003 and 2002, respectively) are, except for Retained Debt (as described and defined in
Note 4), amortized over lives ranging from five to forty years. Further, any advances to or loans (see Note 5) from the Unconsolidated Real Estate Affiliates, (loans equal approximately $8,867 and $102,053 at December 31, 2003 and 2002, respectively) have been included in the Company's investment in Unconsolidated Real Estate Affiliates.

INCOME TAXES

General Growth elected to be taxed as a real estate investment ("REIT") trust under sections 856-860 of the Internal Revenue Code of 1986 (the "Code"), commencing with its taxable year beginning January 1, 1993. To qualify as a REIT, General Growth must meet a number of organizational and operational requirements, including requirements to distribute at least 90% of its ordinary taxable income and to distribute to stockholders or pay tax on 100% of capital gains and to meet certain asset and income tests. It is management's current intention to adhere to these requirements.

As a REIT, General Growth will generally not be subject to corporate level Federal income tax on taxable income it distributes currently to its stockholders. If General Growth fails to qualify as a REIT in any taxable year, it will be subject to Federal income taxes at regular corporate rates (including any applicable alternative minimum tax) and may not be able to qualify as a REIT for four subsequent taxable years. Accordingly, the consolidated statements of operations do not reflect a provision for General Growth's income taxes since its taxable income is included in the taxable income of its stockholders. Even if the Company qualifies for taxation as a REIT, General Growth may be subject to certain state and local taxes on its income or property, and to Federal income and excise taxes on its undistributed taxable income.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

Deferred income taxes relate primarily to one of the Company's subsidiaries, GGMI, and are accounted for using the asset and liability method, which reflect the impact of the temporary differences between the amounts of assets and liabilities for financial reporting purposes and the bases of such assets and liabilities as measured for tax purposes. Deferred income taxes also reflect the impact of operating loss and tax credit carryforwards based on enacted tax rates expected to be in effect when such amounts are realized or settled. Deferred tax assets are reduced by a valuation allowance to the amount where realization is more likely than not assured after considering all available evidence, including tax planning strategies and other factors. Temporary differences primarily related to depreciation (Note 6).

Earnings and profits, which determine the taxability of dividends to stockholders, differ from net income reported for financial reporting purposes due to differences for Federal income tax reporting purposes in, among other things, estimated useful lives, depreciable basis of properties and permanent and temporary differences on the inclusion of deductibility of elements of income and deductibility of expense for such purposes.

STOCK OPTIONS

During the second quarter of 2002, the Company elected to adopt the fair value based employee stock-based compensation expense recognition provisions of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), prospectively. The Company previously applied the intrinsic value based expense recognition provisions set forth in APB Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). SFAS 123 states that the adoption of the fair value based method is a change to a preferable method of accounting. In applying APB 25 in accounting for the 1993 Stock Incentive Plan, the 1998 Incentive Plan and the Employee Stock Purchase Plan, no compensation costs had been recognized in 2001. Had compensation costs for the Company's plans been determined based on the fair value at the grant date for options granted in 2001 and prior years in accordance with the method required by SFAS 123, the Company's net income available to common stockholders would have been nominally reduced but there would have been no effect on reported basic or diluted earnings per share.

EARNINGS PER SHARE ("EPS")

Basic and diluted per share amounts are based on the weighted average of common shares and dilutive securities outstanding for the respective periods. The effect of the issuance of the PIERS is anti-dilutive with respect to the Company's calculation of diluted earnings per share for the year ended December 31, 2001 and therefore has been excluded. In addition, 21,000, 384,375, and 737,693 options, outstanding for 2003, 2002 and 2001, respectively, were not included in the computation of diluted earnings per share either because the exercise price of the options was higher than the average market price of the Common Stock for the applicable periods and therefore, the effect would be anti-dilutive or because the conditions which must be satisfied prior to the issuance of any such shares were not achieved during the applicable periods. The outstanding Units have been excluded from the diluted earnings per share calculation as there would be no effect of the EPS amounts since the minority interests' share of income would also be added back to net income.

The following are the reconciliations of the numerators and denominators of the basic and diluted EPS:

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

                                                                 Years ended December 31,
                                                         -----------------------------------------
                                                                2003                  2002
                                                         -------------------   -------------------
                                                          Basic     Dilutive    Basic     Dilutive
                                                         --------   --------   --------   --------
Numerators:
Income from continuing operations                        $255,563   $255,563   $206,751   $206,751
 Dividends on PIERS (preferred stock dividends)           (13,030)*        -    (24,467)*        -
                                                         --------   --------    -------   --------
 Income from continuing operations available to
  common stockholders                                     242,533    255,563    182,284    206,751
 Discontinued operations, net                               7,848      7,848      2,507      2,507
 Cumulative effect of accounting change                         -          -          -          -
                                                         --------   --------    -------   --------
Net income available to common stockholders - for
  basic and diluted EPS                                  $250,381   $263,411   $184,791   $209,258
                                                         ========   ========   ========   ========
Denominators:
Weighted average common shares
  outstanding (in thousands) - for basic EPS              200,875    200,875    186,544    186,544
Effect of dilutive securities - options (and PIERS for
  2003 and 2002*)                                               -     14,204          -     26,009
                                                         --------   --------    -------   --------
Weighted average common shares
  outstanding (in thousands) - for diluted EPS            200,875    215,079    186,544    212,553
                                                         ========   ========   ========   ========

* For the twelve months ended December 31, 2003 and 2002, the effect of the issuance of the PIERS is dilutive and, therefore, no adjustment of net income is made as the PIERS dilution is reflected in the denominator of the diluted EPS calculation.

DISCONTINUED OPERATIONS

In August 2004, the Company's Board of Directors approved plans to dispose of the industrial properties originally acquired in the JP Realty acquisition in July 2002. The sales closed on November 1, 2004 for $67,000 and a gain of approximately $11,000 was recognized.

The carrying amounts for the industrial properties were as follows:

                                            December 31,    December 31,
                                               2003             2002
                                               ----             ----
Land                                         $ 13,246         $ 13,325
Buildings, net                                 38,062           38,052
Tenant receivables                              1,337              257
Deferred expenses                                  27               --
Cash, prepaid and other assets                     60              121
Accounts payable and accrued expenses            (110)            (127)
                                             --------         --------
Net                                          $ 52,622         $ 51,628
                                             ========         ========

On March 31, 2003, the Company sold McCreless Mall in San Antonio, Texas for aggregate consideration of $15,000 (which was paid in cash at closing). The Company recorded a gain of approximately $4,000 for financial reporting purposes on the sale of the mall. McCreless Mall was purchased in 1998 as part of a portfolio of eight shopping centers. Pursuant to SFAS 144, the Company has reclassified the operations of McCreless Mall (approximately $859, $3,789 and $4,344 in revenues and $292, $1,361 and $1,866 in net income in the years ended December 31, 2003, 2002, and 2001, respectively) to discontinued operations in the accompanying consolidated financial statements and has reflected such amounts net of minority interests.

December 31, 2002 carrying amounts of property sold:

Land                                         $  1,000
Buildings, net                                  8,661
Tenant receivables                                681
Deferred expenses                               1,020
Cash, prepaid and other assets                    123
Accounts payable and accrued expenses            (710)
                                             --------
Net                                          $ 10,775
                                             ========

MINORITY INTEREST

COMMON

Income is allocated to the holders of the Units (the "OP Minority Interests") based on their ownership percentage of the Operating Partnership. The ownership percentage is determined by

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

dividing the number of Operating Partnership Units held by the OP Minority Interests by the total Operating Partnership Units (excluding Preferred Units) outstanding. The issuance of additional shares of Common Stock or Operating Partnership Units are capital transactions that change this percentage as well as the total net assets of the Operating Partnership. Such capital transactions result in an allocation between stockholders' equity and OP Minority Interests in the accompanying consolidated balance sheets to account for the change in the OP Minority Interests ownership percentage as well as the change in the total net assets of the Operating Partnership. Therefore, all such capital transactions result in an allocation between stockholders' equity and OP Minority Interests in the accompanying consolidated balance sheets to account for the change in the OP Minority Interests' ownership percentage as well as the change in total net assets of the Operating Partnership. Due to the number of such capital transactions that occur each period, the Company has presented a single net effect of all such allocations for the period as the "Adjustment for Minority Interest" (rather than separately allocating the minority interest for each individual capital transaction) to arrive at a presentation of each transaction as net of such a minority interest allocation.

Changes in outstanding Operating Partnership Units (excluding the Preferred Units) for the three years ended December 31, 2003, are as follows:

                                      UNITS
                                      -----
December 31, 2000                  58,781,115
 Exchanges for Common Stock           (63,636)
                                   ----------
December 31, 2001                  58,717,479
 Exchanges for Common Stock           (48,738)
                                   ----------
December 31, 2002                  58,668,741
 Exchanges for Common Stock        (2,956,491)
                                   ----------
December 31, 2003                  55,712,250
                                   ==========

Also included in minority interest-common is approximately $1,898 and $4,939, respectively, at December 31, 2003 and 2002 of minority interest in consolidated partnerships in PDC as defined and discussed in Note 3.

PREFERRED

The following is a detailed listing of the components of minority interest-preferred at December 31, 2003 and 2002.

                                                                                   Per Unit           Carrying Amount
                                                 Coupon     Issuing     Number    Liquidation     ---------------------
Security Type                                     Rate      Entity     of Units    Preference       2003           2002
-------------                                     ----      ------     --------    ----------       ----           ----
Perpetual Preferred Units

CPU-(Note 1)                                      8.25%       LLC         20,000   $  250         $  5,000      $  5,000
PDC Series A-JP Realty (Note 3)                   8.75%       PDC        510,000       25           12,750        12,750
PDC Series C-JP Realty (Note 3)                   8.75%       PDC        320,000       25            8,000         8,000
RPU-(Note 1)                                      8.95%       LLC        940,000      250          235,000       235,000
PDC Series B-JP Realty (Note 3)                   8.95%       PDC      3,800,000       25           95,000        95,000
                                                                                                  --------      --------
                                                                                                   355,750       355,750
Convertible Preferred Units

Series D-Foothills (Note 3)                       6.50%      GGPLP       532,750       50           26,637             -
Series C-Glendale Galleria (Note 4)               7.00%      GGPLP       822,626       50           41,131        41,131
Series B-JP Realty (Note 3)                       8.50%      GGPLP     1,426,393       50           71,320        71,320
                                                                                                  --------      --------
                                                                                                   139,088       112,451
Other preferred stock of consolidated
 subsidiaries                                      N/A      various          373    1,000              373             -
Total Minority Interest-Preferred                                                                 $495,211      $468,201
                                                                                                  ========      ========

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

COMPREHENSIVE INCOME

FASB Statement of No. 130, "Reporting Comprehensive Income", requires that the Company disclose comprehensive income in addition to net income. Comprehensive income is a more inclusive financial reporting methodology that encompasses net income and all other changes in equity except those resulting from investments by and distributions to equity holders.

Included in comprehensive income but not net income are unrealized holding gains or losses on marketable securities classified as available-for-sale and unrealized gains or losses on financial instruments designated as cash flow hedges. Also included in comprehensive loss for 2003 and 2002 is approximately $308 and $740, respectively, representing the changes in the fair value of plan assets relating to a frozen pension plan of Victoria Ward assumed by the Company upon acquisition (Note 3). In addition, one of the Company's unconsolidated affiliates received common stock of a large publicly-traded real estate company as part of a 1998 transaction. During 2001, portions of the Company's holdings of the stock were sold and the prior unrealized losses on such stock sold were realized. For the year ended December 31, 2002, there were no unrealized losses as the remaining stock was sold in March 2002 and the remaining cumulative unrealized losses pertaining to such stock holdings were realized.

USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. These estimates and assumptions affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. For example, significant estimates and assumptions have been made with respect to useful lives of assets, capitalization of development and leasing costs, recoverable amounts of receivables and deferred taxes, initial valuations and related amortization periods of deferred costs and intangibles, particularly with respect to property acquisitions. Actual results could differ from those estimates.

RECLASSIFICATIONS

Certain amounts in the 2002 and 2001 consolidated financial statements, including discontinued operations (Note 16), have been reclassified to conform to the current year presentation.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

NOTE 3 PROPERTY ACQUISITIONS AND DEVELOPMENTS

CONSOLIDATED PROPERTIES

2004

On January 7, 2004, the Company acquired a 50% membership interest in a newly formed limited liability company ("Burlington LLC") which owns Burlington Town Center, an enclosed mall in Burlington, Vermont. The aggregate consideration for the 50% ownership interest in Burlington Town Center was approximately $10,250 (subject to certain prorations and adjustments). Approximately $9,000 was funded in cash by the Company at closing with the remaining amounts to be funded in cash in 2004 when certain conditions related to the property are satisfied. In addition, at closing the Company made a $31,500 mortgage loan to Burlington LLC to replace the existing mortgage financing which had been collateralized by the property. The new mortgage loan requires monthly payments of principal and interest, bears interest at a rate per annum of 5.5% and is scheduled to mature in January 2009. The Company has an annual preferential return of 10% on its initial investment and has an option to purchase the remaining 50% interest in Burlington LLC until in January 2007 at a price computed based on a formula related to the Company's initial purchase price. Finally, management and leasing responsibilities for the property were assumed by GGMI effective on the closing date. Due to substantive participating rights held by the unaffiliated venture partners, this investment is expected to be accounted for by the Company on the equity method.

On January 16, 2004, the Company acquired Redlands Mall, an enclosed mall in Redlands, California. The purchase price paid for Redlands Mall was approximately $14,250 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from borrowings under the Company's credit facilities.

On March 5, 2004, the Company acquired Four Seasons Town Centre, an enclosed mall in Greensboro, North Carolina. The purchase price paid for Four Seasons Towne Centre Mall was approximately $161,000 (subject to certain prorations and adjustments). The consideration was paid by the assumption of approximately $134,000 in existing long-term non-recourse mortgage debt (bearing interest at a rate per annum of approximately 5.6% and scheduled to mature in November 2013), approximately $25,100 in 7% preferred units of Operating Partnership interest and the remaining amounts in cash, primarily from amounts borrowed under the Company's credit facilities. Immediately following the closing, the Company prepaid approximately $22,000 of such debt using cash on hand.

2003

On April 30, 2003, the Company acquired Peachtree Mall, an enclosed regional mall located in Columbus, Georgia. The purchase price was approximately $87,600, which was paid at closing with an interest-only acquisition loan of approximately $53,000 (bearing interest at a rate per annum of LIBOR plus 85 basis points and maturing in April 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

On June 11, 2003, the Company acquired Saint Louis Galleria, an enclosed mall in St. Louis, Missouri. The aggregate consideration paid for Saint Louis Galleria was approximately $235,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and an approximately $176,000 acquisition loan which initially bore interest at LIBOR plus 105 basis points. In October 2003, pursuant to the original loan terms, the interest rate spread on the loan was reset to 165 basis points. The loan requires monthly payments of interest-only and is scheduled to mature in June 2008 assuming all no-cost extension options are exercised.

On June 11, 2003, the Company acquired Coronado Center, an enclosed mall in Albuquerque, New Mexico. The aggregate consideration paid for Coronado Center was approximately $175,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's credit facilities and an approximately $131,000 acquisition loan which initially bore interest at LIBOR plus 85 basis points. In September 2003,

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

$30,000 was repaid under the acquisition loan and, pursuant to the original loan terms, the interest rate spread on the loan was reset to 91 basis points. The loan requires monthly payments of interest-only and is scheduled to mature in October 2008 assuming all three no-cost extension options are exercised.

On July 1, 2003, the Company acquired the 49% ownership interest in GGP Ivanhoe III, Inc. ("GGP Ivanhoe III") which was held by the Company's joint venture partner (an affiliate of Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's ownership interest to 100%. The aggregate consideration for the 49% ownership interest in Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Concurrently with this transaction, a new joint venture, GGP Ivanhoe IV, Inc., ("GGP Ivanhoe IV") was created between the Company and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III (Note 4). The Company's ownership interest in GGP Ivanhoe IV is 51% and Ivanhoe's ownership interest is 49%.

On August 27, 2003, the Company acquired Lynnhaven Mall, an enclosed mall in Virginia Beach, Virginia for approximately $256,500. The consideration (after certain prorations and adjustments) was paid in the form of cash borrowed under an existing unsecured credit facility and a $180,000 interest-only acquisition loan. The acquisition loan currently bears interest at a rate per annum of LIBOR plus 125 basis points and is scheduled to mature in August 2008, (assuming the exercise of three one-year, no-cost extension options).

On October 14, 2003, the Company acquired Sikes Senter, an enclosed mall located in Wichita Falls, Texas. The purchase price was approximately $61,000, which was paid at closing with an interest-only acquisition loan of approximately $41,500 (bearing interest at a rate per annum of LIBOR plus 70 basis points and scheduled to mature in November 2008, assuming all no-cost extension options are exercised) and the balance from cash on hand and amounts borrowed under the Company's credit facilities.

On October 29, 2003, the Company acquired The Maine Mall, an enclosed mall in Portland, Maine. The purchase price paid for The Maine Mall was approximately $270,000 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's credit facilities and an approximately $202,500 acquisition loan which initially bears interest at LIBOR plus 92 basis points. After May 14, 2004, depending upon certain factors, the interest rate spread per annum could vary from 85 basis points to 198 basis points. The loan requires monthly payments of interest-only and matures in October 2008 (assuming the exercise by the Company of all no-cost extension options).

On October 31, 2003, the Company acquired Glenbrook Square, an enclosed mall in Fort Wayne, Indiana. The purchase price paid for Glenbrook Square was approximately $219,000 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from refinancings of existing long-term debt and by an approximately $164,250 acquisition loan which initially bears interest at LIBOR plus 80 basis points. After April 10, 2004, depending upon certain factors, the interest rate spread per annum could vary from 85 basis points to 185 basis points. The loan requires monthly payments of interest-only and is scheduled to mature in April 2009 (assuming the exercise by the Company of all no-cost extension options).

On December 5, 2003, the Company acquired Foothills Mall, four adjacent retail properties in Foothills, Colorado. The purchase price paid was approximately $100,500 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including borrowings under an existing line of credit, approximately $45,750 in assumed debt and approximately $26,637 in new 6.5% preferred units of limited partnership in the Operating Partnership ("Series D"). The assumed debt requires monthly payments of principal and interest, bears interest at a weighted average rate per annum of approximately 6.6% and matures in September 2008.

On December 23, 2003, the Company acquired Chico Mall, an enclosed mall in
Chico,

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

California. The purchase price paid for Chico Mall was approximately $62,390 (subject to certain prorations and adjustments). The consideration was paid in the form of cash borrowed under the Company's credit facilities and the assumption of approximately $30,600 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.0%. The loan requires monthly payments of principal and interest and is scheduled to mature in March 2005.

On December 23, 2003, the Company acquired Rogue Valley Mall, an enclosed mall in Medford, Oregon. The purchase price paid for Rogue Valley Mall was approximately $57,495 (subject to certain prorations and adjustments). The consideration was paid from cash on hand, including proceeds from borrowings under the Company's credit facilities, and by the assumption of approximately $28,000 in existing long-term mortgage indebtedness that currently bears interest at a rate per annum of 7.85%. The loan requires monthly payments of principal and interest and is scheduled to mature in January 2011.

2002

On May 28, 2002, the Company acquired the stock of Victoria Ward, Limited, a privately held real estate corporation ("Victoria Ward"). The total acquisition price was approximately $250,000, including the assumption of approximately $50,000 of existing debt, substantially all of which was repaid immediately following the closing. The $250,000 total cash requirement was funded from the proceeds of the sale of the Company's investment in marketable securities (related to the GGP MPTC financing (Note 5)) and from available cash and cash equivalents. The principal Victoria Ward assets include 65 fee simple acres in Kakaako, central Honolulu, Hawaii, currently improved with, among other uses, an entertainment, shopping and dining district which includes Ward Entertainment Center, Ward Warehouse, Ward Village and Village Shops. At acquisition, Victoria Ward owned in total 17 land parcels each of which was individually ground leased to tenants and 29 owned buildings containing in the aggregate approximately 878,000 square feet of retail space, as well as approximately 441,000 square feet of office, commercial and industrial leaseable area. In 2002 and subsequent years, Victoria Ward has been and will be taxed as a REIT.

On July 10, 2002, the Company acquired JP Realty, Inc. ("JP Realty"), a publicly-held real estate investment trust, and its operating partnership subsidiary, Price Development Company, Limited Partnership ("PDC"). The total acquisition price was approximately $1,100,000 which included the assumption of approximately $460,000 in existing debt and approximately $116,000 of existing cumulative preferred operating partnership units in PDC (510,000 PDC Series A 8.75% units redeemable commencing April 23, 2004, 3,800,000 PDC Series B 8.95% units redeemable commencing July 28, 2004 and 320,000 PDC Series C 8.75% units redeemable commencing May 1, 2005). Each unit of each series of the cumulative redeemable preferred units in PDC has a liquidation value of $25 per unit and is convertible at the option of the preferred unit holder in 2009 (2010 for the PDC Series C Units) into 0.025 shares of a newly created series of General Growth preferred stock ($1,000 per share base liquidation preference) with payment and liquidation rights comparable to such preferred unit. Pursuant to the terms of the merger agreement, the outstanding shares of JP Realty common stock were converted into $26.10 per share of cash (approximately $431,470). Holders of common units of limited partnership interest in PDC were entitled to receive $26.10 per unit in cash or, at the election of the holder, .522 8.5% Series B Preferred Units (Note 2) per unit. Based upon the elections of such holders, 1,426,393 Series B Preferred Units were issued and the holders of the remaining common units of limited partnership interest of PDC received approximately $23,600 in cash. JP Realty owned or had an interest in 51 properties, including 18 enclosed regional mall centers (two of which were owned through controlling general partnership interests), 26 anchored community centers (two of which were owned through controlling general partnership interests), one free-standing retail property and 6 mixed-use commercial/business properties, containing an aggregate of over 15,200,000 square feet of GLA in 10 western states. The cash portion of the acquisition price was funded from the net proceeds of certain new mortgage loans, a new $350,000 acquisition loan (Note 5), and available cash and cash equivalents.

On August 5, 2002, the Operating Partnership acquired from GGP/Homart, the Prince Kuhio

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

Plaza in Hilo, Hawaii for approximately $39,000. Prince Kuhio Plaza, which contains approximately 504,000 square feet of GLA, was acquired by the assumption by the Operating Partnership of the allocated share of the GGP MPTC financing (Note 4) pertaining to Prince Kuhio Plaza (approximately $24,000) and the payment to GGP/Homart of $7,500 in cash and $7,500 in the form of a promissory note. Immediately following the acquisition, GGP/Homart issued a dividend of $15,000 to its two co-investors, paid in the form of $7,500 in cash to NYSCRF (as defined in Note 4 below) and the $7,500 promissory note to the Operating Partnership. Upon receipt of the promissory note as a dividend, the Operating Partnership caused the promissory note to GGP/Homart to be cancelled.

On August 26, 2002, concurrent with the formation of GGP/Teachers (Note 3), the Company, through GGP/Teachers, acquired Galleria at Tyler in Riverside, California, Kenwood Towne Centre in Cincinnati, Ohio and Silver City Galleria in Taunton, Massachusetts from an institutional investor for an aggregate purchase price of approximately $477,000. Two existing non-recourse loans on Silver City Galleria, aggregating a total of $75,000 and bearing interest at a rate per annum of 7.41%, were assumed and three new non-recourse mortgage loans totaling approximately $337,000 were obtained. The new loans bear interest at a weighted average rate per annum of LIBOR plus 76 basis points.

On September 13, 2002, the Company acquired Pecanland Mall, an enclosed regional mall in Monroe, Louisiana, for approximately $72,000. The acquisition was funded by approximately $22,000 of cash on hand and the assumption of a $50,000 existing non-recourse loan that bore interest at a rate per annum equal to the sum of 3.0% plus the greater of (i) LIBOR or (ii) 3.5%. The loan was scheduled to mature in January of 2005 and was refinanced in February 2004. The new $66,000 non-recourse mortgage loan bears interest at a rate of 4.28% per annum, requires monthly payments of principal and interest and is scheduled to mature in March 2010.

On December 4, 2002, the Company acquired Southland Mall, an enclosed regional mall in Hayward, California. The aggregate consideration paid was approximately $89,000. The purchase was financed with approximately $24,000 of cash on hand and a new 5-year (assuming all options to extend are exercised) $65,000 mortgage loan that bears interest at LIBOR plus 75 basis points. The Company currently plans to refinance this loan in March 2004 with a new $90,000 long-term, non-recourse, fixed rate amortizing mortgage loan.

2001

During April 2001, GGP-Tucson Mall, L.L.C., a consolidated subsidiary of the Operating Partnership ("GGP-Tucson"), agreed to advance $20,000 to an unaffiliated developer in the form of a secured promissory note (bearing interest at 8% per annum) collateralized by such developer's ownership interest in Tucson Mall, a 1.3 million square foot enclosed regional mall in Tucson, Arizona. The promissory note required installment payments of interest-only and was due on demand. GGP-Tucson had also entered into an option agreement to purchase Tucson Mall from such developer and its co-tenants in title to the property. On August 15, 2001, the promissory note was repaid in conjunction with GGP-Tucson's completion of its acquisition of Tucson Mall pursuant to the option agreement. The aggregate consideration paid by GGP-Tucson for Tucson Mall was approximately $180,000 (subject to prorations and to certain adjustments and payments to be made by GGP-Tucson). The consideration was paid in the form of cash borrowed under the Operating Partnership's revolving line of credit and an approximately $150,000 short-term floating rate acquisition loan which was scheduled to mature in December 2001 but was refinanced in December 2001 in conjunction with the GGP MPTC financing (Note 5).

DEVELOPMENTS

The Company has an ongoing program of renovations and expansions at its properties including the following significant projects (projected expenditure in excess of $10,000) currently under construction at the following centers:

      -     Alderwood Mall in Lynnwood (Seattle), Washington (owned by
            GGP/Homart II)

      - Altamonte Mall in Altamonte Springs (Orlando), Florida (owned by GGP/Homart II)

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

      -     The Woodlands Mall in The Woodlands (Houston), Texas (owned by
            GGP/Homart)

      -     Eastridge Mall in San Jose, California (owned by GGP Ivanhoe IV)

      -     Crossroads Center in Saint Cloud, Minnesota

      -     Ala Moana Center in Honolulu, Hawaii

      -     River Falls Mall in Clarksville, Indiana

      -     Grand Teton Mall in Idaho Falls, Idaho

      -     Kenwood Towne Centre in Cincinnati, Ohio (owned by GGP/Teachers)

      -     Newpark Mall in Newark (San Francisco), California (owned by
            GGP/Homart)

The above listed projects represent a total projected expenditure (including the amount of the Unconsolidated Centers at the Company's ownership percentage) of approximately $370,000.

During 1998, the Company formed the Circle T joint venture to develop a regional mall in Westlake (Dallas), Texas as further described in Note 4 below. As of December 31, 2003, the Company had invested approximately $18,311 in the joint venture. The Company is currently obligated to fund additional pre-development costs of approximately $539. Total development costs are not finalized or committed but are anticipated to be funded from a construction loan that is expected to be obtained. The retail site, part of a planned community which is expected to contain a resort hotel, a golf course, luxury homes and corporate offices, is currently planned to contain up to 1.3 million square feet of tenant space including up to nine anchor stores, an ice rink and a multi-screen theater. The construction project is currently anticipated to be completed in 2006.

On June 23, 2002, the Company commenced construction of the Jordan Creek Town Center on a 200 acre site in West Des Moines, Iowa. As of December 31, 2003, the Company had invested approximately $80,012 in the project, including land costs. Total development costs are estimated to be approximately $200,000 and are anticipated to be funded from operating cash flow, current unsecured revolving credit facilities and/or a future project loan. At completion, currently scheduled for August 2004, the regional mall is planned to contain up to two million square feet of tenant space with up to three anchor stores, a hotel and an amphitheater.

The Company also owns and/or is investigating certain other potential development sites (representing a net investment of approximately $34,005), including sites in Toledo, Ohio and South Sacramento, California but there can be no assurance that development of these sites will proceed.

NOTE 4 INVESTMENTS IN UNCONSOLIDATED AFFILIATES

GGP/HOMART

The Company owns 50% of the common stock of GGP/Homart with the remaining ownership interest held by the New York State Common Retirement Fund ("NYSCRF"). GGP/Homart has elected to be taxed as a REIT. NYSCRF has an exchange right under the GGP/Homart Stockholders' Agreement, which permits it to convert its ownership interest in GGP/Homart to shares of Common Stock of General Growth. If such exchange right is exercised, the Company may alternatively satisfy such exchange in cash.

During 2002, as further described in Note 3, GGP/Homart sold its interest in Prince Kuhio Plaza to the Company for approximately $39,000. In addition, GGP/Homart acquired on December 19, 2002, for a purchase price of approximately $50,000, the 50% interest that it did not own in The Woodlands Mall in Houston, Texas. An additional $50,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 250 basis points was placed at the property on December 31, 2002 which is scheduled to mature in December 2006.

GGP/HOMART II

In November 1999, the Company, together with NYSCRF, the Company's co-investor in GGP/Homart, formed GGP/Homart II, a limited liability company which is owned equally by the Company and NYSCRF. According to the membership agreement between the venture partners, the Company and its joint venture partner share in the profits and losses, cash flows and other matters relating to GGP/Homart II in accordance with their respective ownership percentages.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

At the time of its formation, GGP/Homart II owned 100% interests in Stonebriar Centre in Frisco (Dallas), Texas, Altamonte Mall in Altamonte Springs (Orlando), Florida, Natick Mall in Natick (Boston), Massachusetts, and Northbrook Court in Northbrook (Chicago), Illinois which were contributed by the Company, and 100% interests in Alderwood Mall in Lynnwood (Seattle), Washington, Carolina Place in Charlotte, North Carolina and Montclair Plaza in Los Angeles, California which were contributed by NYSCRF. Certain of these seven malls were contributed subject to existing financing ("Retained Debt") in order to balance the net equity values of the malls contributed by each of the venture partners. Such contribution arrangements between the Company and NYSCRF have the effect of the Company having an additional contingent obligation to fund all amounts related to such debt including any shortfalls GGP/Homart II may incur if the non-recourse debt (approximately $164,000 at December 31, 2003) related to Natick Mall is not funded by proceeds from any subsequent sales or refinancing of Natick Mall.

Subsequent to its formation, GGP/Homart II made three additional acquisitions. Specifically, during March 2001, GGP/Homart II acquired a 100% ownership interest in Willowbrook Mall in Houston, Texas for a purchase price of approximately $145,000. GGP/Homart II financed the Willowbrook acquisition with a new $102,000 10-year mortgage loan bearing interest at 6.93% per annum and approximately $43,000 in financing proceeds from a new mortgage loan collateralized by Stonebriar Centre. Glendale Galleria was acquired by GGP/Homart II on November 27, 2002, for approximately $415,000. A portion of the purchase price was paid by the Operating Partnership's issuance of 822,626 convertible preferred Operating Partnership units ("Series C") having a base liquidation preference of approximately $41,000 (Note 2). In addition, on December 30, 2002, GGP/Homart II acquired First Colony Mall, an enclosed regional mall in Sugar Land, Texas for approximately $105,000. The acquisition was funded by cash on hand and a new $67,000 mortgage loan bearing interest at a rate per annum of LIBOR plus 80 basis points with a scheduled maturity of January 2006.

GGP/TEACHERS

On August 26, 2002, the Company formed GGP/Teachers, a new limited liability company owned 50% by the Company and 50% by Teachers' Retirement System of the State of Illinois ("Illinois Teachers"). Upon formation of GGP/Teachers, Clackamas Town Center in Portland, Oregon, which was 100% owned by Illinois Teachers, was contributed to GGP/Teachers. In addition, concurrent with its formation, GGP/Teachers acquired Galleria at Tyler in Riverside, California, Kenwood Towne Centre in Cincinnati, Ohio, and Silver City Galleria in Taunton, Massachusetts, as described in Note 3. The Company's share (approximately $112,000) of the equity of GGP/Teachers was funded by a portion of new unsecured loans that total $150,000 (see note 5) and bear interest at LIBOR plus 100 basis points. According to the operating agreement between the venture partners, the Company and Illinois Teachers generally share in the profits and losses, cash flows and other matters relating to GGP/Teachers in accordance with their respective 50% ownership percentages. Also pursuant to the operating agreement, and in exchange for a reduced initial cash contribution by the Company, certain debt (approximately $19,389 at December 31, 2003) related to the properties was deemed to be Retained Debt and therefore, solely attributable to the Company. The Company would be obligated to fund all amounts related to such debt including any shortfalls of any subsequent sale or refinancing proceeds of the properties against their respective loan balances to the extent of such Retained Debt.

In addition, on December 19, 2002, Florence Mall in Florence, Kentucky was acquired by GGP/Teachers for a purchase price of approximately $97,000 including a new, two-year $60,000 mortgage loan that bears interest at a rate per annum of LIBOR plus 89 basis points and matures in January 2008 (assuming an exercise of both no-cost extension options).

GGP IVANHOE III

On July 1, 2003, the Operating Partnership acquired the 49% common stock ownership interest in GGP Ivanhoe III which was held by the Company's joint venture partner (Ivanhoe Cambridge, Inc. of Montreal, Canada ("Ivanhoe")), thereby increasing the Company's

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

ownership interest to a full 100%. Following the completion of the transaction described below, GGP Ivanhoe III holds a 100% ownership in 7 enclosed regional malls.

The aggregate consideration for the 49% ownership interest in GGP Ivanhoe III was approximately $459,000 (subject to certain prorations and adjustments). Approximately $268,000 of existing mortgage debt was assumed in connection with this acquisition with the balance of the aggregate consideration, or approximately $191,000, being funded from proceeds from the refinancing of existing long-term debt and new mortgage loans on previously unencumbered properties.

GGP IVANHOE IV

Concurrently with the July 1, 2003 GGP Ivanhoe III transaction described above, a new joint venture, GGP Ivanhoe IV was created between the Operating Partnership and Ivanhoe to own Eastridge Mall, which previously had been owned by GGP Ivanhoe III. No gain or loss was recognized on the transfer of Eastridge Mall by GGP Ivanhoe III. The Company and Ivanhoe share in the profits and losses, cash flows and other matters relating to GGP Ivanhoe IV in accordance with their respective common stock ownership percentages (51% and 49%, respectively) except that certain major operating and capital decisions (as defined in the stockholders' agreement) requires the approval of both stockholders. Accordingly, the Company is accounting for GGP Ivanhoe IV using the equity method. GGP Ivanhoe IV will elect to be taxed as a REIT. Additionally, the stockholders' agreement provides that during certain periods in 2006 or certain periods in 2009, Ivanhoe shall have the right to require the Company to purchase all of the GGP Ivanhoe IV common stock held by Ivanhoe for a purchase price equal to the value of such GGP Ivanhoe IV common stock. The Company can satisfy this obligation in any combination of cash or Common Stock. Also in exchange for a reduced cash portion of the total purchase price paid by the Company in connection with the acquisition of Ivanhoe's interest in GGP Ivanhoe III, certain debt related to the property (approximately $39,284 at December 31, 2003) was deemed to be Retained Debt, and therefore, solely attributable to the Company. Following the acquisition of Ivanhoe's interest in GGP Ivanhoe III, the Company is obligated to fund all amounts related to such Retained Debt including any shortfalls of any subsequent sale or refinancing proceeds of the property against the respective loan balance to the extent of such Retained Debt.

GGP IVANHOE

GGP Ivanhoe owns The Oaks Mall in Gainesville, Florida and Westroads Mall in Omaha, Nebraska. The Company contributed approximately $43,700 for its 51% common stock ownership interest in GGP Ivanhoe and Ivanhoe owns the remaining 49% ownership interest. Other than the absence of a right of Ivanhoe to require the Company to purchase the GGP Ivanhoe common stock held by Ivanhoe, the terms of the stockholders' agreement are generally similar to those of GGP Ivanhoe IV and GGP Ivanhoe has elected to be taxed as a REIT. As certain major decisions concerning GGP Ivanhoe must be made jointly by the Company and Ivanhoe, the Company is accounting for GGP Ivanhoe using the equity method.

TOWN EAST/ QUAIL SPRINGS

The Company owns a 50% general partnership interest in Town East Mall, located in Mesquite, Texas and a 50% general partnership interest in Quail Springs Mall in Oklahoma City, Oklahoma. The Company shares in the profits and losses, cash flows and other matters relating to Town East and Quail Springs in accordance with its respective ownership percentages.

On March 1, 2004 the Company acquired the remaining 50% general partnership interest in Town East from its unaffiliated joint venture partner. The purchase price for the 50% ownership interest was approximately $44,500, which was paid in cash from cash on hand, including proceeds from borrowings under the Company's credit facilities.

CIRCLE T

At December 31, 2003, the Company, through a wholly-owned subsidiary, owns a 50% general partnership interest in Westlake Retail Associates, Ltd. ("Circle T"). AIL Investment, LP, an affiliate of Hillwood Development Company ("Hillwood"), is the limited partner of Circle T. Circle T is currently developing the Circle T Ranch Mall, a regional mall in Dallas, Texas,

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

scheduled for completion in 2006. Development costs are expected to be funded by a construction loan to be obtained by the joint venture and capital contributions by the joint venture partners. As of December 31, 2003, the Company has made contributions of approximately $18,311 to the project for pre-development costs (and is currently obligated to fund approximately $539 of additional specified pre-development costs) and Hillwood has contributed approximately $11,200, mostly in the form of land costs and related pre-development costs.

SUMMARIZED FINANCIAL INFORMATION OF INVESTMENTS IN UNCONSOLIDATED REAL ESTATE AFFILIATES

Following is summarized financial information for the Company's Unconsolidated Real Estate Affiliates as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001.

COMBINED BALANCE SHEETS

                                                  DECEMBER 31, 2003   DECEMBER 31, 2002
                                                  -----------------   -----------------
Assets

  Land                                               $   532,036         $   558,747
  Buildings and equipment                              4,698,197           5,342,201
  Less accumulated depreciation                         (600,431)           (542,075)
  Developments in progress (*)                           100,197              59,212
                                                     -----------         -----------
    Net property and equipment                         4,729,999           5,418,085
  Investment in unconsolidated joint ventures             11,876               1,289
                                                     -----------         -----------
    Net investment in real estate                      4,741,875           5,419,374
  Cash and cash equivalents                              107,214             225,427
  Marketable securities                                        -                 523
  Tenant accounts receivable, net                         82,091              90,342
  Deferred expenses, net                                 120,159             127,862
  Prepaid expenses and other assets                       99,042              99,307
                                                     -----------         -----------
  Total assets                                       $ 5,150,381         $ 5,962,835
                                                     ===========         ===========

Liabilities and Owners' Equity

  Mortgage notes and other debt payable              $ 3,542,173         $ 4,074,025
  Accounts payable and accrued expenses                  232,120             289,375
  Minority Interest                                          117                 117
                                                     -----------         -----------
                                                       3,774,410           4,363,517
Owners' Equity                                         1,375,971           1,599,318
                                                     -----------         -----------
  Total liabilities and owners' equity               $ 5,150,381         $ 5,962,835
                                                     ===========         ===========

(*) At December 31, 2003 and 2002, amounts reflected as development in progress include approximately $29,481 and $28,563, respectively, of assets of the Circle T joint venture.

           COMPANY INVESTMENT IN UNCONSOLIDATED REAL ESTATE AFFILIATES

                                                   2003                 2002
                                                -----------         -----------
Owners' equity                                  $ 1,375,971         $ 1,599,318
Less joint venture partners' equity                (794,402)           (885,902)
Loans and other, net                                 49,044              53,103
                                                -----------         -----------
Company investment in and loans from
   Unconsolidated Real Estate Affiliates        $   630,613         $   766,519
                                                ===========         ===========

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

COMBINED STATEMENTS OF OPERATIONS

                                                                     TWELVE MONTHS ENDED
                                                                         DECEMBER 31,
                                                            2003              2002              2001
                                                         ---------         ---------         ---------
Revenues :
  Minimum rents                                          $ 558,322         $ 484,507         $ 434,888
  Tenant recoveries                                        272,536           236,700           213,349
  Overage rents                                             16,290            16,801            15,708
  Other                                                     15,123            13,001             9,822
                                                         ---------         ---------         ---------
    Total revenues                                         862,271           751,009           673,767

Expenses:
  Real estate taxes                                         78,449            65,904            59,622
  Repairs and maintenance                                   64,865            56,340            53,652
  Marketing                                                 27,504            25,294            22,018
  Other property operating costs                           117,056            98,771            81,897
  Provision for doubtful accounts                            3,197             3,433             3,738
  Property management and other costs                       48,807            40,818            37,085
  General and administrative                                 2,099               536             5,269
  Depreciation and amortization                            158,480           136,713           121,910
                                                         ---------         ---------         ---------
    Total expenses                                         500,457           427,809           385,191

Operating income                                           361,814           323,200           288,576
Interest income                                              5,757            14,976             8,651
Interest expense                                          (174,862)         (161,339)         (176,872)
Equity in income of unconsolidated joint ventures            4,640             4,938             1,740
Cumulative effect of accounting change                           -                 -              (704)
                                                         ---------         ---------         ---------
Net Income                                               $ 197,349         $ 181,775         $ 121,391
                                                         =========         =========         =========

COMPANY EQUITY IN EARNINGS OF UNCONSOLIDATED REAL ESTATE AFFILIATES

                                                      2003              2002              2001
                                                    ---------         ---------         ---------
Total net income of
   Unconsolidated Real Estate Affiliates            $ 197,349         $ 181,775         $ 121,391
Cumulative effect of accounting change                      -                 -               704
Joint venture partners' share of earnings of
   Unconsolidated Real Estate Affiliates              (98,226)          (90,449)          (63,630)
Amortization of capital or basis differences           (3,263)           (4,717)            1,730
Elimination of Unconsolidated Real Estate
 Affiliate loan interest                               (1,380)           (5,784)                -
Company equity in earnings in
                                                    ---------         ---------         ---------
   Unconsolidated Real Estate Affiliates            $  94,480         $  80,825         $  60,195
                                                    =========         =========         =========

In addition, the following is summarized financial information for certain individually significant Unconsolidated Real Estate Affiliates as of December 31, 2002 and 2001 and for the years ended December 31, 2003, 2002 and 2001.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

GGP/HOMART AND GGP/HOMART II BALANCE SHEETS

                                                                 GGP/HOMART                            GGP/HOMART II
                                                                 DECEMBER 31,                           DECEMBER 31,
                                                           2003                2002               2003                2002
                                                       -----------         -----------         -----------         -----------
Assets
    Land                                               $   146,908         $   146,947         $   214,740         $   187,597
    Buildings and equipment                              1,691,508           1,630,028           1,863,028           1,801,918
    Less accumulated depreciation                         (329,099)           (272,567)           (151,662)           (100,365)
    Developments in progress                                15,905               8,784              40,261              21,758
                                                       -----------         -----------         -----------         -----------
      Net property and equipment                         1,525,222           1,513,192           1,966,367           1,910,908
    Investment in unconsolidated joint ventures             11,876               1,289                   -                   -
                                                       -----------         -----------         -----------         -----------
      Net investment in real estate                      1,537,098           1,514,481           1,966,367           1,910,908
    Cash and cash equivalents                               74,162              82,975               5,999             102,203
    Marketable securities                                        -                 294                   -                 229
    Tenant accounts receivable, net                         37,352              36,867              28,242              25,395
    Deferred expenses, net                                  45,426              47,019              59,661              55,892
    Prepaid expenses and other assets                       50,516              26,092              39,662              36,443
                                                       -----------         -----------         -----------         -----------
    Total assets                                       $ 1,744,554         $ 1,707,728         $ 2,099,931         $ 2,131,070
                                                       ===========         ===========         ===========         ===========

Liabilities and Owners' Equity
    Mortgage notes and other debt payable              $ 1,462,193         $ 1,323,040         $ 1,317,607         $ 1,469,137
    Accounts payable and accrued expenses                   66,736              80,497              76,290              81,736
    Minority Interest                                            -                   -                 117                 117
                                                       -----------         -----------         -----------         -----------
                                                         1,528,929           1,403,537           1,394,014           1,550,990
Owners' Equity                                             215,625             304,191             705,917             580,080
                                                       -----------         -----------         -----------         -----------
    Total liabilities and owners' equity               $ 1,744,554         $ 1,707,728         $ 2,099,931         $ 2,131,070
                                                       ===========         ===========         ===========         ===========

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

GGP/HOMART AND GGP/HOMART II INCOME STATEMENTS

                                                              GGP/HOMART                        GGP/HOMART II
                                                   TWELVE MONTHS ENDED DECEMBER, 31    TWELVE MONTHS ENDED DECEMBER, 31
                                                      2003        2002        2001        2003        2002       2001
                                                   ---------   ---------   ---------   ---------   ---------   ---------
Revenues :

       Minimum rents                               $ 208,662   $ 189,839   $ 185,640   $ 177,041   $ 136,373   $ 125,303
       Tenant recoveries                              91,475      81,536      81,612      85,194      65,837      57,721
       Overage rents                                   6,240       6,367       7,216       6,250       4,095       2,998
       Other                                           6,272       7,358       5,534       5,727       2,745       1,983
                                                   ---------   ---------   ---------   ---------   ---------   ---------
         Total revenues                              312,649     285,100     280,002     274,212     209,050     188,005

Expenses:

       Real estate taxes                              26,852      24,145      21,446      24,493      19,068      16,943
       Repairs and maintenance                        25,482      22,235      22,738      18,455      13,506      13,259
       Marketing                                       9,576       9,410       8,958       9,271       6,901       5,705
       Other property operating costs                 41,327      38,324      34,254      34,386      23,153      18,763
       Provision for doubtful accounts                 1,040       1,602       1,810       1,733         578       1,051
       Property management and other costs            18,846      17,067      16,470      15,892      11,357      10,663
       General and administrative                        755         212       2,676         577          63       1,658
       Depreciation and amortization                  62,485      54,671      53,096      53,243      39,396      35,775
                                                   ---------   ---------   ---------   ---------   ---------   ---------
         Total expenses                              186,363     167,666     161,448     158,050     114,022     103,817

Operating income                                     126,286     117,434     118,554     116,162      95,028      84,188
Interest income                                        1,185       3,554       3,002       4,188      11,074       4,751
Interest expense                                     (74,813)    (65,978)    (73,530)    (60,491)    (49,657)    (48,154)
Equity in income of unconsolidated joint ventures      4,640       4,938       1,740           -           -           -
Cumulative effect of accounting change                     -           -      (3,441)          -           -      (1,534)
                                                   ---------   ---------   ---------   ---------   ---------   ---------
Net Income                                         $  57,298   $  59,948   $  46,325   $  59,859   $  56,445   $  39,251
                                                   =========   =========   =========   =========   =========   =========

Significant accounting policies used by the Unconsolidated Real Estate Affiliates are the same as those used by the Company.

NOTE 5 MORTGAGE NOTES AND OTHER DEBT PAYABLE

Mortgage notes and other debt payable have various maturities through 2095 (weighted average scheduled remaining term equal to 5.1 years at December 31, 2003 - see Note 12) and consisted of the following:

                                                   DECEMBER 31, 2003     DECEMBER 31, 2002
                                                   -----------------     -----------------
Fixed-Rate debt:
      Mortgage notes and other debt payable            $4,052,244            $2,523,701
Variable-Rate debt:
      Mortgage notes payable                            1,672,496             1,472,310
      Credit Facilities and bank loans                    924,750               596,300
                                                       ----------            ----------

      Total Variable-Rate debt                          2,597,246             2,068,610
                                                       ----------            ----------

      Total                                            $6,649,490            $4,592,311
                                                       ==========            ==========

Land, buildings and equipment related to the mortgage notes payable with an aggregate cost of approximately $9,467,917 at December 31, 2003 have been pledged as collateral. Certain properties, including those within the portfolios collateralized by commercial mortgage-backed securities, are subject to financial performance covenants, primarily debt service coverage ratios.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

FIXED RATE DEBT

MORTGAGE NOTES AND OTHER DEBT PAYABLE

Mortgage notes and other debt payable consist primarily of fixed rate non-recourse notes collateralized by individual or groups of properties or equipment. Also included in mortgage notes and other debt payable as of December 31, 2003 are $100,000 of ten-year senior unsecured notes, bearing interest at a fixed rate of 7.29% per annum, which were issued by PDC in March 1998 and were assumed by the Company in conjunction with the acquisition of JP Realty (Note
2). Interest payments on these notes are due semi-annually on March 11 and September 11 of each year and principal payments of $25,000 are due annually beginning March 2005. The fixed rate notes bear interest ranging from 1.81% to 10.00% per annum (weighted average of 6.42% per annum), and require monthly payments of principal and/or interest. Certain properties are pledged as collateral for the related mortgage notes. Substantially all of the mortgage notes payable as of December 31, 2003 are non-recourse to the Company. Certain mortgage notes payable may be prepaid but are generally subject to prepayment penalty of a yield-maintenance premium or a percentage of the loan balance. Certain loans have cross-default provisions and are cross-collateralized as part of a group of properties. Under certain cross-default provisions, a default under any mortgage notes included in a cross-defaulted package may constitute a default under all such mortgage notes and may lead to acceleration of the indebtedness due on each property within the collateral package. In general, the cross-defaulted properties are under common ownership. However, GGP Ivanhoe debt collateralized by two GGP Ivanhoe centers (totaling $125,000) is cross-defaulted and cross-collateralized with debt collateralized (totaling $435,000) by 11 Consolidated Centers.

VARIABLE RATE DEBT

MORTGAGE NOTES AND OTHER DEBT PAYABLE

Variable rate mortgage notes and other debt payable at December 31, 2003 consisted primarily of approximately $495,746 of collateralized mortgage-backed securities, approximately $1,176,750 of mortgage notes collateralized by individual properties and $924,750 of unsecured debt of which $789,000 is outstanding under the Company's 2003 Credit Facility as described below. Approximately $500,000 of the variable rate debt is currently subject to fixed rate swap agreements as described below. The loans bear interest at a rate per annum equal to LIBOR plus 60 to 250 basis points.

COMMERCIAL MORTGAGE-BACKED SECURITIES

In August 1999, the Company issued $500,000 of commercial mortgage-backed securities (the "Ala Moana CMBS") collateralized by the Ala Moana Center. The securities were comprised of notes which bore interest at rates per annum ranging from LIBOR plus 50 basis points to LIBOR plus 275 basis points (weighted average equal to LIBOR plus 95 basis points), calculated and payable monthly. The notes were repaid in December 2001 with a portion of the proceeds of the GGP MPTC financing described below. In conjunction with the issuance of the Ala Moana CMBS, the Company arranged for an interest rate cap agreement, the effect of which was to limit the maximum interest rate the Company would be required to pay on the securities to 9% per annum.

In September 1999, the Company issued $700,229 of commercial mortgage-backed securities (the "GGP-Ivanhoe CMBS") cross-collateralized and cross-defaulted by a portfolio of nine regional malls and an office complex adjacent to one of the regional malls (four regional malls and the office complex owned by GGP Ivanhoe III and five regional malls 100% owned by the Company). The GGP-Ivanhoe CMBS was comprised of notes which bore interest at rates per annum ranging from LIBOR plus 52 basis points to LIBOR plus 325 basis points (weighted average equal to LIBOR plus approximately 109 basis points), calculated and payable monthly. The notes were repaid in December 2001 with a portion of the proceeds of the GGP MPTC financing described below. In conjunction with the issuance of the GGP-Ivanhoe CMBS, the Company arranged for an interest rate cap agreement, the effect of which was to limit the maximum interest rate the Company would be required to pay on the securities to 9.03% per annum.

In early December 2001, the Operating Partnership and certain Unconsolidated Real Estate

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

Affiliates completed the placement of $2,550,000 of non-recourse commercial mortgage pass-through certificates (the "GGP MPTC"). The GGP MPTC was initially collateralized by 27 malls and one office building, including 19 malls owned by certain Unconsolidated Real Estate Affiliates. At December 31, 2003, the GGP MPTC has a current outstanding balance of approximately $1,600,000 ($734,304 by Unconsolidated Real Estate Affiliates) and is collateralized by 17 malls and one office building, including 10 malls owned by Unconsolidated Real Estate Affiliates.

The GGP MPTC is comprised of both variable rate and fixed rate notes which require monthly payments of principal and interest. The certificates represent beneficial interests in three loan groups made by three sets of borrowers (GGP/Homart-GGP/Homart II, GGPLP and GGP Ivanhoe III). The original principal amount of the GGP MPTC was comprised of $1,235,000 attributed to the Operating Partnership, $900,000 to GGP/Homart and GGP/Homart II and $415,000 to GGP Ivanhoe III. The three loan groups are comprised of variable rate notes with a 36 month initial maturity (with two no cost 12-month extension options), variable rate notes with a 51 month initial maturity (with two no cost 18-month extension options) and fixed rate notes with a 5 year maturity. The 36 month variable rate notes bear interest at rates per annum ranging from LIBOR plus 60 to 235 basis points (weighted average equal to 79 basis points), the 51 month variable rate notes bear interest at rates per annum ranging from LIBOR plus 70 to 250 basis points (weighted average equal to 103 basis points) and the 5 year fixed rate notes bear interest at rates per annum ranging from approximately 5.01% to 6.18% (weighted average equal to 5.38%). The extension options with respect to the variable rate notes are subject to obtaining extensions of the interest rate protection agreements which were required to be obtained in conjunction with the GGP MPTC. The GGP MPTC yielded approximately $470,000 (including amounts attributed to the Unconsolidated Real Estate Affiliates) which were utilized for loan repayments on other properties and temporary investments in cash equivalents and marketable securities. On closing of the GGP MPTC financing, approximately $94,996 of such proceeds attributable to GGP/Homart and GGP/Homart II were loaned to the Operating Partnership. The $16,596 loan by GGP/Homart was repaid by the Operating Partnership in October 2002. The $78,400 loan by GGP/Homart II currently bears interest at a rate per annum of LIBOR plus 135 basis points on the remaining outstanding balance (approximately $8,867 at December 31, 2003). Although the loan is currently scheduled to mature on March 31, 2005 (Note 4), the Operating Partnership currently expects to repay this loan in full by the end of 2004.

Concurrent with the issuance of the certificates, the Company purchased interest rate protection agreements (structured to limit the Company's exposure to interest rate fluctuations), and simultaneously an equal amount of interest rate protection agreements were sold to fully offset the effect of these agreements and to recoup a substantial portion of the cost of such agreements. Further, to achieve a more desirable balance between fixed and variable rate debt, the Company initially entered into certain swap agreements (notational amount equal to $666,933). Approximately $575,000 of such swap agreements were with independent financial services firms. The notional amounts of such swap agreements decline over time to an aggregate of $25,000 at maturity of the 51 month variable rate loans (assuming both 18 month no-cost extension options are exercised). These swap agreements convert the related variable rate debt to fixed rate debt currently bearing interest at a weighted average rate of 4.47% per annum. Such swap agreements have been designated as cash flow hedges and hedge the Company's exposure to forecasted interest payments on the related variable rate debt. The remaining approximately $91,933 of such swap agreements were with GGP Ivanhoe III to provide Ivanhoe with only variable rate debt. As of July 1, 2003, in conjunction with the acquisition of the remaining 49% of GGP Ivanhoe III, the swap agreements between the Company and GGP Ivanhoe III were cancelled (Note 4).

CREDIT FACILITIES

As of July 31, 2000, the Company obtained an unsecured revolving credit facility (the "Revolver") in a maximum aggregate principal amount of $135,000 (cumulatively increased to $185,000 through December 2001). The outstanding balance of the Revolver was fully repaid from a portion of the proceeds of the GGP MPTC financing described above and the Revolver was terminated. The Revolver bore interest at a floating rate per annum equal to

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

LIBOR plus 100 to 190 basis points, depending on the Company's average leverage ratio. The Revolver was subject to financial performance covenants including debt to value and net worth ratios, earnings ratios and minimum equity values.

In January 2001, GGMI borrowed $37,500 under a new revolving line of credit obtained by GGMI and an affiliate, which was guaranteed by General Growth and the Operating Partnership. This revolving line of credit was scheduled to mature in July 2003 but was fully repaid in December 2001 from a portion of the proceeds of the GGP MPTC financing described above and the line of credit was terminated. The interest rate per annum with respect to any borrowings varied from LIBOR plus 100 to 190 basis points depending on the Company's average leverage ratio.

In conjunction with the 2002 acquisition of JP Realty, an existing $200,000 unsecured credit facility (the "PDC Credit Facility") with a balance of approximately $120,000 was assumed. At December 31, 2002, approximately $130,000 was outstanding on the PDC Credit Facility, all of which was repaid in 2003 primarily from the proceeds from a new credit facility obtained in April 2003 described below. The PDC Credit Facility had a scheduled maturity of July 2003 and bore interest at the option of the Company at (i) the higher of the federal funds rate plus 50 basis points or the prime rate of Bank One, NA, or (ii) LIBOR plus a spread of 85 to 145 basis points as determined by PDC's credit rating.

In April 2003, the Company reached an agreement with a group of banks to establish a new revolving credit facility and term loan (the "2003 Credit Facility") with initial borrowing availability of approximately $779,000 (which was subsequently increased to approximately $1,250,000). At closing, approximately $619,000 was borrowed under the 2003 Credit Facility, which has a term of three years and provides for partial amortization of the principal balance in the second and third years (currently approximately $28,293 in 2004 and $36,101 in 2005). The proceeds were used to repay and consolidate existing financing including amounts due on the PDC Credit Facility (which was terminated upon repayment), the Term Loan and the JP Realty acquisition loan. The amount outstanding on the 2003 Credit Facility at December 31, 2003 was approximately $789,000. Amounts borrowed under the 2003 Credit Facility bear interest at a rate per annum of LIBOR plus 100 to 175 basis points depending upon the Company's leverage ratio. As of December 31, 2003, the applicable weighted average interest rate was 2.5%.

INTERIM FINANCING

As of July 31, 2000, the Company obtained an unsecured term loan (the "Term Loan") in a maximum principal amount of $100,000. As of September 30, 2001, the maximum principal amount of the Term Loan was increased to $255,000 and, as of such date, all amounts available under the Term Loan were fully drawn. Term Loan proceeds were used to fund ongoing redevelopment projects and repay a portion of the remaining balance of the bank loan described in the prior paragraph immediately above. During the fourth quarter of 2001, approximately $48,000 of the principal amount of the Term Loan was repaid from a portion of the 2001 Offering. The Term Loan, which was repaid in April 2003 by the 2003 Credit Facility, bore interest at a rate per annum of LIBOR plus 100 to 170 basis points depending on the Company's average leverage ratio.

In July 2002, in conjunction with the JP Realty acquisition, the Company obtained a new $350,000 loan from a group of banks. The loan, with an outstanding principal balance of $275,000 at December 31, 2002, bore interest at a rate (as elected by the borrower) per annum equal to LIBOR plus 150 basis points and was scheduled to mature on July 9, 2003. The loan was refinanced in April 2003 by the 2003 Credit Facility.

During August 2002, the Company, through Victoria Ward, arranged for an aggregate of $150,000 in loans from two separate groups of banks. On August 23, 2002, the Company borrowed an initial $80,000 and, on September 19, 2002, the Company borrowed an additional $70,000. The two-year loans provide for quarterly partial amortization of principal, bear interest at a rate per annum of LIBOR plus 100 basis points, and require the remaining balance to be paid at maturity (unless extended, under certain conditions, for an

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

additional nine months).

During June 2003, the Company obtained two new acquisition loans totaling approximately $307,000 for the purchases of Saint Louis Galleria and Coronado Center as described in Note 3. The $176,000 loan collateralized by Saint Louis Galleria currently bears interest at a rate per annum of LIBOR plus 165 basis points and the loan collateralized by Coronado Center (approximately $101,000 as of the date of this report) currently bears interest at a rate per annum of LIBOR plus 91 basis points. Both loans require monthly payments of interest-only and are scheduled to mature in five years assuming the exercise by the Company of three one-year, no-cost extension options on each of the loans.

In addition and as described in Note 3, the Company also obtained in 2003 four new acquisition loans totaling approximately $588,250 for the purchases of Lynnhaven Mall, Sikes Senter, The Maine Mall and Glenbrook Square. The loans initially bear interest at LIBOR plus a range of 70 to 125 basis points and generally mature in five years assuming the exercise by the Company of all no-cost extension options.

CONSTRUCTION LOAN

In connection with the acquisition of JP Realty, the Company assumed a $47,340 construction loan of Spokane Mall Development Company Limited Partnership, and a $50,000 construction loan of Provo Mall Development Company, Ltd., in both of which PDC is the general partner. The loans, which bore interest at a rate per annum of LIBOR plus 150 basis points, were scheduled to mature in July 2003 but were replaced in January 2003 with a new long-term non-recourse mortgage loan. The new loan, allocated $53,000 to the Provo Mall and $42,000 to the Spokane Mall, is collateralized by the two malls, bears interest at a rate per annum of 4.42% and matures in February 2008.

LETTERS OF CREDIT

As of December 31, 2003 and 2002, the Company had outstanding letters of credit of $11,830 and $12,104, respectively, primarily in connection with special real estate assessments and insurance requirements.

NOTE 6 INCOME TAXES

INCOME TAXES

GGMI, one of the Company's subsidiaries, is a taxable corporation and accordingly, Federal and state income taxes on its net taxable income are payable by GGMI. For the years ended December 31, 2003, 2002 and 2001, the Company's Federal income tax expense was zero as a result of prior (and current year losses in 2001) net operating losses incurred by GGMI. State and local income and other taxes have not been and are not expected to be significant.

GGMI has recognized a benefit provided for income taxes in the amount of $810, $2,696 and $0 for 2003, 2002 and 2001, respectively. A net deferred tax asset, net of valuation allowance, is included in other liabilities at December 31, 2003 and 2002 and is summarized as follows:

                                               2003                 2002
                                             --------            --------
Deferred tax asset                           $ 13,276            $ 14,086
Less valuation allowance                        8,143               8,953
                                             --------            --------
Net deferred tax asset                       $  5,133            $  5,133
                                             ========            ========

The net deferred tax asset is primarily comprised of net operating loss carryforwards which are currently scheduled to expire in subsequent years through 2021. At December 31, 2003, the Company concluded that it was more likely than not that this net deferred tax asset will be realized in future periods.

Distributions paid on the Company's common and preferred stock and their tax status are presented in the following tables. The tax status of the Company's distributions in 2003, 2002 and 2001 may not be indicative of future periods. The portion of distributions paid in 2003 shown below as unrecaptured Section 1250 capital gains are designated as capital gain distributions for tax purposes.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

                                                             2003            2002           2001
                                                            ------          ------         ------
Distributions declared per common share                     $ 1.02          $0.890         $0.747
Return of capital                                                -           0.177          0.179
Ordinary income                                              1.003           0.710          0.568
Unrecaptured Section 1250 capital gains                      0.017           0.003              -

                                                             2003            2002           2001
                                                            ------          ------         ------
Distributions declared per preferred share                  $1.431          $1.812         $1.812
Ordinary income                                              1.403           1.802          1.812
Unrecaptured Section 1250 capital gains                      0.028           0.010              -

NOTE 7 RENTALS UNDER OPERATING LEASES

The Company receives rental income from the leasing of retail shopping center space under operating leases. The minimum future rentals based on operating leases of Consolidated Centers held as of December 31, 2003 are as follows:

Year                               Amount
2004                           $  637,724
2005                              584,820
2006                              520,544
2007                              463,687
2008                              406,287
Subsequent                      1,498,570

Minimum future rentals do not include amounts which are payable by certain tenants based upon a percentage of their gross sales or as reimbursement of shopping center operating expenses.

Such operating leases are with a variety of tenants, including national and regional retail chains and local retailers, and consequently, the Company's credit risk is concentrated in the retail industry.

NOTE 8 TRANSACTIONS WITH AFFILIATES

NOTES RECEIVABLE-OFFICERS

From 1998 through April 30, 2002 certain officers of the Company issued to the Company an aggregate of $24,997 of promissory notes in connection with their exercise of options to purchase an aggregate of 2,703,000 shares
(split-adjusted) of the Company's Common Stock.

As of April 30, 2002, the Company's Board of Directors decided to terminate the availability of loans to officers to exercise options on the Common Stock. In conjunction with this decision, the Company and the officers restructured the terms of the promissory notes, including the approximately $2,823 previously advanced in the form of income tax withholding payments made by the Company on behalf of such officers. The previous notes, which bore interest at a rate equal to LIBOR plus 50 basis points, were full recourse to the officers, were collateralized by the shares of Common Stock issued upon exercise of such options, provided for quarterly payments of interest and were payable to the Company on demand. Each of the officers repaid no less than 60% of the principal and 100% of the interest due under such officer's note as of April 30, 2002 and the remaining amounts, approximately $10,141 as of April 30, 2002, were represented by the amended and restated promissory notes. These amended and restated, fully recourse notes are payable in monthly installments of principal and interest (at a market rate which varies monthly computed at LIBOR plus 125 basis points per annum) until fully repaid in May 2009 (or within 90 days of the officer's separation from the Company, if earlier). In October 2002, a voluntary prepayment of approximately $500 was received from one of the officers. As of December 31, 2003, the current outstanding balance under the promissory notes was $7,250, of which approximately $775 relating to income tax withholding payments has been reflected in prepaid expenses and other assets and approximately $6,475 has been reflected as a reduction of Stockholders' Equity.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

NOTE 9 EMPLOYEE BENEFIT AND STOCK PLANS

1993/2003 INCENTIVE PLANS

The Company's 1993 Stock Incentive Plan (which expired according to its terms in April 2003) provided incentives to attract and retain officers and key employees. In addition to certain grants of restricted stock as discussed below, options were granted by the Compensation Committee of the Board of Directors at an exercise price of not less than 100% of the fair market value of the Common Stock on the date of the grant. The term of the options were fixed by the Compensation Committee, but no option was exercisable more than 10 years after the date of the grant. Options granted to officers and key employees were for 10-year terms and were generally exercisable in either 33 1/3% or 20% annual increments from the date of the grants. However, during 2000, 159,957 options were granted to certain employees under the 1993 Stock Incentive Plan with the same terms as the TSOs granted in 2000 under the 1998 Incentive Plan as described and defined below. Options granted to non-employee directors were exercisable in full commencing on the date of grant and were scheduled to expire on the tenth anniversary of the date of the grant.

In February 2003, the Company's Board of Directors recommended the adoption of the Company's 2003 Incentive Stock Plan, to replace the 1993 Stock Incentive Plan. The 2003 Incentive Stock Plan, which was approved by the shareholders at the May 2003 annual meeting, provides for the issuance of up to 9,000,000 shares of Common Stock.

A summary of the status of options granted under the Company's 1993 Stock Incentive Plan and the 2003 Incentive Stock Plan as of December 31, 2003, 2002 and 2001 and changes during the years ended on those dates is presented below.

                                           2003                        2002                      2001
                                  -----------------------      ----------------------     ---------------------
                                                 WEIGHTED                    WEIGHTED                  WEIGHTED
                                                 AVERAGE                     AVERAGE                   AVERAGE
                                                 EXERCISE                    EXERCISE                  EXERCISE
                                    SHARES        PRICE         SHARES        PRICE        SHARES       PRICE
                                    ------        -----         ------        -----        ------       -----
Outstanding at
 beginning of year                1,590,309        $12.45      1,629,657       $10.64     2,226,957      $10.45
Granted                             760,500        $16.96        612,000       $15.84       639,000      $11.32
Exercised                          (845,922)       $12.28       (642,048)      $11.13    (1,050,000)     $10.53
Forfeited                           (22,800)       $11.76         (9,300)       $9.99      (186,300)     $11.36
                                  ---------                    ---------                  ---------
Outstanding at end of year        1,482,087        $14.86      1,590,309       $12.45     1,629,657      $10.64
                                  =========                    =========                  =========
Exercisable at end of year          234,087        $13.67        586,809       $10.93       652,500      $10.17

Options available
 for future grants                8,971,500                    3,876,642                  4,479,342

Weighted average per share
 fair value of options
 granted during the year                            $1.33                       $1.21                     $1.02

The following table summarizes information about stock options outstanding pursuant to the 1993 Stock Incentive Plan and the 2003 Incentive Stock Plan at December 31, 2003:

                        OPTIONS OUTSTANDING                                 OPTIONS EXERCISABLE
-------------------------------------------------------------------   -------------------------------
                                 WEIGHTED AVERAGE
                     NUMBER          REMAINING      WEIGHTED AVERAGE     OPTIONS      WEIGHTED AVERAGE
  RANGE OF         OUTSTANDING      CONTRACTUAL         EXERCISE       EXERCISABLE        EXERCISE
EXERCISE PRICES    AT 12/31/03         LIFE               PRICE        AT 12/31/03          PRICE
---------------    -----------    --------------    ----------------   -----------    ----------------
 $9.27 - $10.73        101,757       6.0 years            $10.16          41,757          $10.41
$11.32 - $13.58        474,330       7.2 years            $12.04         132,330          $12.38
$16.68 - $17.09        882,000       8.9 years            $16.74          36,000          $16.82
$20.20 - $21.96         24,000       9.6 years            $21.74          24,000          $21.74
                     ---------       ---------            ------         -------          ------
                     1,482,087       8.2 years            $14.86         234,087          $13.67
                     =========                                           =======

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

1998 INCENTIVE PLAN

General Growth also has an incentive stock plan entitled the 1998 Incentive Stock Plan (the "1998 Incentive Plan"). Under the 1998 Incentive Plan, stock incentive awards in the form of threshold-vesting stock options ("TSOs") may be granted to employees. The exercise price of the TSOs to be granted to a participant will be the Fair Market Value ("FMV") of a share of Common Stock on the date the TSO may be granted. The threshold price (the "Threshold Price") which must be achieved in order for the TSO to vest will be determined by multiplying the FMV on the date of grant by the Estimated Annual Growth Rate (currently set at 7% in the 1998 Incentive Plan) and compounding the product over a five-year period. Shares of the Common Stock must achieve and sustain the Threshold Price for at least 20 consecutive trading days at any time over the five years following the date of grant in order for the TSO to vest. TSOs granted may have a term of up to 10 years but must vest within 5 years of the grant date in order to avoid forfeiture. Increases in the price of the Common Stock since the respective grant dates caused the TSOs granted in 1999, 2000 and 2001 to become vested in 2002 and the TSOs granted in 2002 and 2003 to become vested in 2003 as detailed below. The vesting of the TSOs resulted in the recognition of approximately $14,908 and $11,818 of compensation expense in the years ended December 31, 2003 and 2002 respectively. The aggregate number of shares of Common Stock which may be subject to TSOs issued pursuant to the 1998 Incentive Plan may not exceed 6,000,000, subject to certain customary adjustments to prevent dilution.

The following is a summary of the options under the 1998 Incentive Plan that have been awarded as of December 31, 2003:

                                                                         TSO GRANT YEAR
                                              2003            2002          2001          2000             1999
                                              ----            ----          ----          ----             ----
Exercise price                              $   16.77       $   13.58   $   11.58      $    9.99       $   10.56
Threshold Vesting
  Stock Price                               $   23.52       $   19.04   $   16.23      $   14.01       $   14.81
Fair value of options on grant date         $    1.31       $    1.13   $    0.74      $    0.50       $    0.45
Original Grant Shares                         900,000         779,025     989,988        753,090         941,892

Fortefied at December 31, 2003                (56,928)       (117,987)   (142,011)      (168,726)       (281,985)
Vested and exchanged for cash
  at December 31, 2003                       (549,594)       (495,693)   (610,011)      (438,288)       (460,623)
Vested and exercise at December 31, 2003      (89,964)        (81,486)   (166,341)      (141,000)       (187,218)
                                            ---------       ---------   ---------      ---------       ---------
1998 incentive Plan TSOs outstanding
  at December 31, 2003                        203,814          83,859      71,625          5,076          12,066
                                            =========       =========   =========      =========       =========

The fair value of each option grant for 2003, 2002 and 2001 for the 1993 Stock Incentive Plan, the 2003 Incentive Stock Plan and the 1998 Incentive Plan was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions:

                                2003            2002           2001
                                ----            ----           ----
Risk-free interest rate        4.28%           4.49%           4.79%
Dividend yield                 6.21%           6.37%           6.46%
Expected life              9.9 years       7.6 years       4.6 years
Expected volatility           16.95%          19.57%          19.48%

EMPLOYEE STOCK PURCHASE PLAN

During 1999, General Growth established the General Growth Properties, Inc. Employee Stock Purchase Plan (the "ESPP") to assist eligible employees in acquiring a stock ownership interest in General Growth. A maximum of 1,500,000 shares of Common Stock is reserved for issuance under the ESPP. Under the ESPP, eligible employees make payroll deductions over a six-month purchase period, at which time the amounts withheld are used to purchase shares of Common Stock at a purchase price equal to 85% of the lesser of the closing price of a share on Common Stock on the first or last trading day of the purchase period. Purchases of stock under the ESPP are made on the first business day of the next month after the close of the purchase

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

period. As of January 2, 2004, an aggregate of 870,569 shares of Common Stock have been sold under the ESPP, including 76,055 shares for the purchase period ending December 31, 2003 which were purchased at a price of $17.98 per share.

RESTRICTED STOCK

In September 2002 and February 2003, certain officers were granted an aggregate of 150,000 and 105,000 shares, respectively, of restricted Common Stock pursuant to the 1993 Stock Incentive Plan. As the restricted stock represents an incentive for future periods, the compensation expense of approximately $3,245 for such restricted stock will be recognized ratably over the applicable vesting periods of the Common Stock (through September 2005 and February 2006, respectively). In addition, in February 2004, certain officers were granted an aggregate of 55,000 shares of Common Stock pursuant to the 2003 Stock Incentive Plan, subject only to a one year restriction on sale. Accordingly, the Company will recognize the full compensation cost of approximately $1,701 in the first quarter of 2004.

MANAGEMENT SAVINGS PLAN

The Company sponsors the General Growth Management Savings Plan and Employee Stock Ownership Plan (the "401(k) Plan") which permits all eligible employees to defer a portion of their compensation in accordance with the provisions of
Section 401(k) of the Code. Under the 401(k) Plan, the Company may make, but is not obligated to make, contributions to match the contributions of the employees. For the years ending December 31, 2003, 2002 and 2001, the Company has elected to make matching contributions of approximately $4,397, $4,196, and $3,851 respectively.

NOTE 10 DISTRIBUTIONS PAYABLE

On January 5, 2004, the Company declared a cash distribution of $.30 per share that was paid on January 30, 2004, to stockholders of record (2,081 owners of record) on January 15, 2004, totaling $65,193. Also on January 30, 2004, a distribution of $16,714 was paid to the limited partners of the Operating Partnership. As such declaration relating to the fourth quarter of 2003 did not occur until 2004, no amounts reflecting distributions payable to stockholders have been accrued at December 31, 2003 in the accompanying consolidated financial statements.

On December 12, 2002, the Company declared a cash distribution of $0.24 per share that was paid on January 31, 2003, to stockholders of record (1,762 owners of record) on January 6, 2003, totaling $44,937. Also on January 31, 2003, a distribution of $14,080 was paid to the limited partners of the Operating Partnership. Also on December 12, 2002, the Company declared the fourth quarter 2002 preferred stock dividend, for the period from October 1, 2002 through December 31, 2002, in the amount of $0.4531 per share, payable to preferred stockholders of record on January 6, 2003 and paid on January 15, 2003. As described in Note 1, such preferred stock dividend was in the same amount as the Operating Partnership's distribution to the Company of the same date with respect to the PIERS Preferred Units held by the Company.

NOTE 11 NETWORK DISCONTINUANCE COSTS

During 2000 and 2001, the Company installed a broadband wiring and routing system that provides tenants at the Company's properties with the supporting equipment (the "Broadband System") to allow such tenants and mall locations to arrange high-speed cable access to the Internet. Certain of the properties acquired subsequent to July 1, 2001 do not have such an installation.

Also during 2000 and 2001, the Company had also been engaged in Network Services development activities, an effort to create for retailers a suite of broadband applications to support retail tenant operations, on-line sales, and private wide area network services to be delivered by the Broadband System. The Company discontinued its Network Services development activities on June 29, 2001, as retailer demand for such services had not developed as anticipated.

The discontinuance of the Network Services development activities resulted in a non-recurring, pre-tax charge to 2001 earnings of $66,000. The $66,000 charge was comprised of an

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

approximately $11,800 reduction in the carrying value of equipment that was intended to allow tenants access to the Network Services applications and approximately $54,200 in the write-off of capitalized Network Services development costs including approximately $9,600 in reserves for future costs and/or settlements of disputes with vendors. Reductions have subsequently been made in the Network discontinuance reserve as settlement discussions are continuing with other vendors and the Company has and will continue to reduce the Network discontinuance reserve as additional settlements are agreed to, which are currently expected to be fully settled in 2004 or 2005. The Company believes the remaining reserved amount is adequate to satisfy any remaining potential liabilities. The Company's investment in the Broadband System, which is comprised primarily of mall equipment and mall wiring, has been retained by the Company. The Company has a net carrying investment of approximately $32,800 in the Broadband System as of December 31, 2003. This net investment has been reflected in buildings and equipment and investment in Unconsolidated Real Estate Affiliates in the accompanying consolidated financial statements.

NOTE 12 COMMITMENTS AND CONTINGENCIES

In the normal course of business, from time to time, the Company is involved in legal actions relating to the ownership and operations of its properties. In management's opinion, the liabilities, if any that may ultimately result from such legal actions are not expected to have a material adverse effect on the consolidated financial position, results of operations or liquidity of the Company.

The Company leases land or buildings at certain properties from third parties. The leases generally provide for a right of first refusal in favor of the Company in the event of a proposed sale of the property by the landlord. All of the Company's ground leases with such third party landlords are classified as operating leases as none of the criteria that would require classification as a capital lease are present in such ground leases. Accordingly, rental payments are expensed as incurred and have, to the extent applicable, been straight-lined over the term of the lease. Rental expense including participation rent related to these leases was $2,467, $1,642 and $664 for the years ended December 31, 2003, 2002 and 2001, respectively.

From time to time the Company has entered into contingent agreements for the acquisition of properties. Each acquisition is subject to satisfactory completion of due diligence and, in the case of developments, completion and occupancy of the project.

The following table aggregates the Company's contracted obligations and commitments subsequent to December 31, 2003:

CONTRACTED OBLIGATIONS

               2004         2005         2006         2007         2008      SUBSEQUENT      TOTAL
               ----         ----         ----         ----         ----      ----------      -----
Long-term
  debt      $  449,439   $  363,691   $1,230,975   $  557,357   $1,460,849   $2,587,179   $6,649,490
Retained
  Debt           4,050        7,822       31,270      168,403          199       10,911      222,655
Ground
  leases         2,469        2,455        2,417        2,384        2,373       87,010       99,108
            ----------   ----------   ----------   ----------   ----------   ----------   ----------
TOTAL       $  455,958   $  373,968   $1,264,662   $  728,144   $1,463,421   $2,685,100   $6,971,253
            ==========   ==========   ==========   ==========   ==========   ==========   ==========

NOTE 13 RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In August 2001, the FASB issued Statement No. 143, "Accounting for Asset Retirement Obligations" ("SFAS 143"). SFAS 143 addresses the financial accounting and reporting for asset retirement costs and related obligations and was adopted by the Company on January 1, 2003. The Company does not believe the impact of the adoption of SFAS 143 on its current or future operations or financial results will be significant.

In February 2002, the FASB announced the rescission of Statement No. 4, "Reporting Gains and Losses from Extinguishment of Debt". Generally, such rescission has the effect of suspending the treatment of debt extinguishment costs as extraordinary items. The rescission is effective for the year ended December 31, 2003. Accordingly, in the comparative

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

statements presented in 2003, the Company has reclassified to other interest costs approximately $1,343 and $14,022 of debt extinguishment costs recorded in 2002 and 2001, respectively, that had been classified under then current accounting standards as extraordinary items.

On November 25, 2002, the FASB published Interpretation No. 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" ("FIN 45") prescribes the disclosures to be made by a guarantor in its interim and annual financial statements about obligations under certain guarantees it has issued. FIN 45 also reaffirms that a guarantor is required to recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and initial measurement provisions of FIN 45 are applicable on a prospective basis to guarantees issued or modified after December 31, 2002. The disclosure requirements of FIN 45 are effective for the Company's December 31, 2002 consolidated financial statements. As the Company does not typically issue guarantees on behalf of its unconsolidated affiliates or other third-parties, the adoption of FIN 45 did not have a significant impact on the Company's financial statements or disclosures.

In January 2004, the FASB issued Interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities" ("VIEs"), to improve financial reporting of special purpose and other entities. The Company has adopted FIN 46 as of December 31, 2003. Certain VIEs that are qualifying special purpose entities ("QSPEs") will not be required to be consolidated under the provisions of FIN 46. In addition, FIN 46 expands the disclosure requirements for the beneficiary of a significant or a majority of the variable interests to provide information regarding the nature, purpose and financial characteristics of the entities. The Company has certain special purpose entities, primarily created to facilitate the issuance of its commercial mortgage-backed securities (Note 5) and other securitized debt or to facilitate the tax-increment financing of certain improvements at its properties. Because these special purpose entities are QSPEs, which are exempted from consolidation, these special purpose entities are not required to be consolidated in the Company's consolidated financial statements. As the Company's Unconsolidated Real Estate Affiliates constitute businesses (as defined in FIN 46) or have operating agreements granting the independent third-party joint venturers substantive participating rights, the implementation of FIN 46 did not result in the consolidation of any previously unconsolidated affiliates.

In May 2003, the FASB issued Statement of Financial Accounting Standards No. 150, "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity," which establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The effective date of a portion of the Statement has been indefinitely postponed by the FASB. The Company did not enter into new financial instruments subsequent to May 2003 which would fall within the scope of this statement. No transactions, arrangements or financial instruments of the Company have been identified that appear to meet the criteria for liability recognition in accordance with paragraphs 9 and 10 under SFAS 150 due to the indefinite life of the joint venture arrangements. Accordingly, even if the effectiveness of the measurement and classification provision of these paragraphs is no longer postponed, the Company does not expect that it will be required to reclassify the liquidation amounts of such minority interests to liabilities.

NOTE 14 PRO FORMA FINANCIAL INFORMATION (UNAUDITED)

Due to the impact of the acquisitions made or committed to during 2001, 2002 and 2003 as described in Note 3, historical results of operations may not be indicative of future results of operations. The pro forma condensed consolidated statement of operations for the year ended December 31, 2003 includes adjustments for the acquisitions made or committed to during 2003 as described in Notes 3 and 4 as if such transactions had occurred on January 1, 2003.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

The pro forma condensed consolidated statement of operations for the year ended December 31, 2002 includes adjustments for the acquisitions made or committed to during 2003 plus the acquisitions made in 2002 (as described in Notes 3 and 4), as if such transactions had occurred on January 1, 2002. The pro forma condensed consolidated statement of operations for the year ended December 31, 2001 includes the 2003 and 2002 acquisitions described above plus the 2001 acquisitions (as described in Notes 3 and 4), as if all such transactions had occurred on January 1, 2001. The pro forma information is based upon the historical consolidated statements of operations excluding extraordinary items, cumulative effect of accounting change and income (loss) from discontinued operations and does not purport to present what actual results would have been had the acquisitions, and related transactions, in fact occurred at the previously mentioned dates, or to project results for any future period.

                        PRO FORMA FINANCIAL INFORMATION

                                                                                                 YEAR ENDED
                                                                                                 DECEMBER 31,

                                                                                        2003          2002         2001
                                                                                    -----------   -----------   -----------
Revenues:
     Minimum rent                                                                   $   893,095   $   853,271   $   803,660
     Tenant charges                                                                     426,099       408,664       389,979
     Other                                                                              122,453       120,332       101,524
                                                                                    -----------   -----------   -----------
 Total revenues                                                                       1,441,647     1,382,267     1,295,163
                                                                                    -----------   -----------   -----------
 Expenses:
     Real estate taxes                                                                  104,733        97,111        96,245
     Other property operating                                                           441,430       415,315       446,455
     Depreciation and amortization                                                      260,643       244,536       229,297
                                                                                    -----------   -----------   -----------
 Total Expenses                                                                         806,806       756,962       771,997
                                                                                    -----------   -----------   -----------
 Operating Income                                                                       634,841       625,305       523,166
 Interest expense, net                                                                 (317,534)     (318,992)     (357,921)
 Income allocated to minority interests                                                (126,470)     (123,945)      (84,724)
 Equity in income of unconsolidated affiliates                                           87,784        78,770        67,884
                                                                                    -----------   -----------   -----------
 Pro forma Income from continuing operations (a)                                        278,621       261,138       148,405
 Pro forma convertible preferred stock dividends                                        (13,030)      (24,467)      (24,467)
                                                                                    -----------   -----------   -----------
 Pro forma income from continuing operations available to common stockholders (a)   $   265,591   $   236,671   $   123,938
                                                                                    ===========   ===========   ===========
 Pro forma earnings from continuing operations per share- basic (b)                 $      1.33   $      1.28   $      0.78
 Pro forma earnings from continuing operations per share- diluted (b)               $      1.31   $      1.23   $      0.78

(a) The pro forma adjustments include management fee and depreciation modifications and adjustments to give effect to the acquisitions activity described above and does not include extraordinary items or the 2001 cumulative effect of accounting change.

(b) Pro forma basic earnings per share are based upon weighted average common shares of 200,874,295 for 2003, 186,543,849 for 2002 and 158,534,463 for
      2001, presented on a post-split basis (Note 1). Pro forma diluted per share amounts are based on the weighted average common shares and the effect of dilutive securities (stock options and, for 2002 and 2003 only, PIERS) outstanding of 215,078,600 for 2003, 212,553,009 for 2002 and
      158,719,647 for 2001.

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

NOTE 15 QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

YEAR ENDED                                           FIRST           SECOND          THIRD          FOURTH
DECEMBER 31, 2003                                   QUARTER         QUARTER         QUARTER         QUARTER
-----------------                                   -------         -------         -------         -------
Total revenues                                      $271,788        $282,766        $325,565        $382,672
Operating income                                     108,369         115,394         142,740         181,799
Income from continuing operations                     47,199          49,969          60,055          98,340
Income from discontinued operations                    4,389           1,034           1,378           1,047
Net income available to common
 stockholders                                         45,511          44,050          61,433          99,387
Earnings from continuing operations-
 basic (b)                                              0.22            0.23            0.28            0.45
Earnings from continuing operations-
 diluted (b)                                            0.22            0.23            0.28            0.45
Earnings from discontinued operations-
 basic (b)                                              0.02               -            0.01            0.01
Earnings from discontinued operations-
 diluted (b)                                            0.02               -               -            0.01
Earnings per share-basic (a) (b)                        0.24            0.23            0.29            0.46
Earnings per share-diluted (a) (b)                      0.24            0.23            0.28            0.46
Distributions declared per share (b)                   $0.24           $0.24           $0.00           $0.30
Weighted average shares
 outstanding (in thousands)-basic (b)                187,785         188,623         210,889         215,785
Weighted average shares
 outstanding (in thousands)-diluted (b)              213,696         189,386         215,264         216,790

YEAR ENDED                                           FIRST          SECOND           THIRD          FOURTH
DECEMBER 31, 2002                                   QUARTER        QUARTER          QUARTER         QUARTER
-----------------                                   -------        -------          -------         -------
Total revenues                                      $203,137        $209,619        $255,845        $304,839
Operating income                                      85,005          88,784         115,114         138,576
Income from continuing operations                     37,212          40,378          49,725          79,436
Income from discontinued operations                      323             435             859             890
Net income available to common
 stockholders                                         31,418          34,696          44,467          74,210
Earnings from continuing operations-
 basic (b)                                              0.17            0.18            0.23            0.40
Earnings from continuing operations-
 diluted (b)                                            0.17            0.18            0.23            0.38
Earnings from discontinued operations-
 basic (b)                                                 -               -            0.01               -
Earnings from discontinued operations-
 diluted (b)                                               -               -            0.01               -
Earnings (loss) per share-basic (a) (b)                 0.17            0.18            0.24            0.40

                         GENERAL GROWTH PROPERTIES, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
              (Dollars in thousands, except for per share amounts)

Earnings (loss) per share-diluted (a) (b)               0.17            0.18            0.24            0.38
Distributions declared per share (b)                   $0.22           $0.22           $0.24           $0.24
Weighted average shares
 Outstanding (in thousands)-basic (b)                185,936         186,411         186,732         187,082
Weighted average shares
 Outstanding (in thousands)-diluted (b)              186,311         186,879         187,272         213,256

      (a) Earnings (loss) per share for the four quarters do not add up to the annual earnings per share due to the issuance of additional stock during the year.

      (b) Due to the three-for-one stock split effective December 5, 2003, all share and per share amounts have been reflected on a post-split basis.

NOTE 16 SUBSEQUENT EVENT

In August 2004, the Company's Board of Directors approved plans to dispose of the industrial properties originally acquired in the JP Realty acquisition in July 2002. The sales closed on November 1, 2004 and a gain of approximately $11,000 was recognized.